Exhibit 99.2
                     CENTURA BANKS, INC. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEETS



                                                                                                  December 31,
                                                                                          -----------------------------
                                                                                               1999           1998
                                                                                          -------------- --------------
                                                                                          (thousands, except share data)
ASSETS
Cash and due from banks .................................................................  $   356,416    $   365,854
Due from banks, interest-bearing ........................................................       39,279         22,874
Federal funds sold ......................................................................       28,686         17,646
Investment securities:
 Available for sale (cost of $2,794,678 and $2,525,527, respectively) ...................    2,727,514      2,539,425
 Held to maturity (fair value of $114,521 and $189,222, respectively) ...................      114,574        184,905
Loans, net of unearned income ...........................................................    7,528,770      7,216,807
 Less allowance for loan losses .........................................................       95,280         91,894
                                                                                           -----------    -----------
    Net loans ...........................................................................    7,433,490      7,124,913
Premises and equipment ..................................................................      159,300        164,830
Other assets ............................................................................      527,423        498,197
                                                                                           -----------    -----------
Total assets ............................................................................  $11,386,682    $10,918,644
                                                                                           ===========    ===========
LIABILITIES
Deposits:
 Demand, noninterest-bearing ............................................................  $ 1,136,119    $ 1,211,321
 Interest-bearing .......................................................................    5,882,744      5,764,408
 Time deposits over $100 ................................................................      878,189        726,061
                                                                                           -----------    -----------
    Total deposits ......................................................................    7,897,052      7,701,790
Borrowed funds ..........................................................................    1,601,238      1,465,117
Long-term debt ..........................................................................      904,354        757,736
Other liabilities .......................................................................      124,303        154,769
                                                                                           -----------    -----------
Total liabilities .......................................................................   10,526,947     10,079,412
                                                                                           -----------    -----------
SHAREHOLDERS' EQUITY
Preferred stock, no par value, 25,000,000 shares authorized; none issued ................           --             --
Common stock, no par value, 50,000,000 shares authorized; shares issued and outstanding
 of 39,496,410 and 39,650,845, respectively .............................................      278,689        291,786
Common stock acquired by ESOP ...........................................................          (28)          (107)
Retained earnings .......................................................................      623,870        539,128
Accumulated other comprehensive (loss) income ...........................................      (42,796)         8,425
                                                                                           -----------    -----------
Total shareholders' equity ..............................................................      859,735        839,232
                                                                                           -----------    -----------
Total liabilities and shareholders' equity ..............................................  $11,386,682    $10,918,644
                                                                                           ===========    ===========

See accompanying notes to consolidated financial statements.

                     CENTURA BANKS, INC. AND SUBSIDIARIES


                        CONSOLIDATED STATEMENTS OF INCOME



                                                                              Years Ended December 31,
                                                                     ------------------------------------------
                                                                          1999           1998          1997
                                                                     -------------- ------------- -------------
                                                                       (thousands, except share and per share
                                                                                       data)
INTEREST INCOME
Loans, including fees ..............................................  $   641,171    $   613,660   $   555,547
Investment securities:
 Taxable ...........................................................      159,605        152,808       136,829
 Tax-exempt ........................................................        5,791          5,372         4,650
Short-term investments .............................................        2,589          3,206         4,765
                                                                      -----------    -----------   -----------
Total interest income ..............................................      809,156        775,046       701,791
INTEREST EXPENSE
Deposits ...........................................................      268,864        281,967       265,028
Borrowed funds .....................................................       69,671         61,610        51,679
Long-term debt .....................................................       51,896         38,748        29,827
                                                                      -----------    -----------   -----------
Total interest expense .............................................      390,431        382,325       346,534
                                                                      -----------    -----------   -----------
NET INTEREST INCOME ................................................      418,725        392,721       355,257
Provision for loan losses ..........................................       40,828         20,759        18,764
                                                                      -----------    -----------   -----------
Net interest income after provision for loan losses ................      377,897        371,962       336,493
NONINTEREST INCOME
Service charges on deposit accounts ................................       63,761         57,490        48,562
Credit card and related fees .......................................        9,008          6,992         5,502
Other service charges, commissions, and fees .......................       37,924         33,725        24,413
Fees for trust services ............................................       10,340          9,304         7,737
Mortgage income ....................................................       25,304         25,141        16,617
Other noninterest income ...........................................       25,160         22,587        23,784
Securities (losses) gains, net .....................................         (600)         2,357         1,540
                                                                      -----------    -----------   -----------
Total noninterest income ...........................................      170,897        157,596       128,155
NONINTEREST EXPENSE
Personnel ..........................................................      171,364        165,190       143,407
Occupancy ..........................................................       24,688         22,836        19,918
Equipment ..........................................................       25,227         26,925        26,242
Foreclosed real estate losses and related operating expense, net ...        1,697          1,425         1,534
Merger-related expenses ............................................        6,858          4,373         2,651
Other operating expense ............................................      122,489        123,163       108,694
                                                                      -----------    -----------   -----------
Total noninterest expense ..........................................      352,323        343,912       302,446
                                                                      -----------    -----------   -----------
Income before income taxes .........................................      196,471        185,646       162,202
Income taxes .......................................................       66,134         63,474        55,515
                                                                      -----------    -----------   -----------
NET INCOME .........................................................  $   130,337    $   122,172   $   106,687
                                                                      ===========    ===========   ===========
NET INCOME PER COMMON SHARE
Basic ..............................................................  $      3.28    $      3.10   $      2.76
Diluted ............................................................         3.23           3.03          2.70
AVERAGE COMMON SHARES OUTSTANDING
Basic ..............................................................   39,729,900     39,416,319    38,585,655
Diluted ............................................................   40,368,276     40,331,079    39,560,665

See accompanying notes to consolidated financial statements.

                      CENTURA BANKS, INC. AND SUBSIDIARIES


                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY



                                                    Common Stock
                                             ---------------------------
                                                                           Common
                                                                           Stock
                                                                          Acquired   Retained
                                                 Shares        Amount     By ESOP    Earnings
                                             -------------- ------------ --------- ------------
                                                       (thousands, except share data)
Balance, December 31, 1996 .................   38,425,641    $ 281,950    $ (395)   $ 371,996
Comprehensive income:
 Net income ................................           --           --        --      106,687
 Minimum pension liability adjustment ......           --           --        --           --
 Unrealized gains on securities, net of
  tax ......................................           --           --        --           --
  Comprehensive income .....................
Common stock issued:
 Stock option plans and stock awards .......      519,868        7,904        --           --
 Acquisitions ..............................       44,443        2,528        --           --
Repurchases of common stock ................     (256,270)     (13,021)       --           --
Cash dividends declared ....................           --           --        --      (35,164)
Other ......................................           --        2,475       144         (252)
                                               ----------    ---------    ------    ---------
Balance, December 31, 1997 .................   38,733,682    $ 281,836    $ (251)   $ 443,267
Comprehensive income:
 Net income ................................           --           --        --      122,172
 Minimum pension liability adjustment ......           --           --        --           --
 Unrealized losses on securities, net of
  tax ......................................           --           --        --           --
  Comprehensive income .....................
Common stock issued:
 Stock option plans and stock awards .......      389,445        6,972        --           --
 Acquisitions ..............................      625,984        6,179        --        6,353
Repurchases of common stock ................      (97,813)      (5,258)       --           --
Cash dividends declared ....................           --           --        --      (32,664)
Other ......................................         (453)       2,057       144           --
                                               ----------    ---------    ------    ---------
Balance, December 31, 1998 .................   39,650,845    $ 291,786    $ (107)   $ 539,128
Comprehensive income:
 Net income ................................           --           --        --      130,337
 Minimum pension liability adjustment ......           --           --        --           --
 Unrealized losses on securities, net of
  tax ......................................           --           --        --           --
  Comprehensive income .....................
Common stock issued:
 Stock option plans and stock awards .......      486,905       10,203        --           --
 Acquisitions ..............................      122,865        8,910        --         (301)
Repurchases of common stock ................     (764,205)     (36,385)       --           --
Cash dividends declared ....................           --           --        --      (44,556)
Other ......................................           --        4,175        79         (738)
                                               ----------    ---------    ------    ---------
Balance, December 31, 1999 .................   39,496,410    $ 278,689    $  (28)   $ 623,870
                                               ==========    =========    ======    =========



                                                      Accumulated Other
                                                 Comprehensive Income (Loss)
                                             ------------------------------------
                                                 Unrealized Gains/      Minimum        Total
                                              (Losses) on Securities    Pension    Shareholders'
                                                Available for Sale     Liability      Equity
                                             ------------------------ ----------- --------------
                                                       (thousands, except share data)
Balance, December 31, 1996 .................        $   1,926           $  (77)     $ 655,400
Comprehensive income:
 Net income ................................               --               --        106,687
 Minimum pension liability adjustment ......               --             (203)          (203)
 Unrealized gains on securities, net of
  tax ......................................            8,459               --          8,459
                                                                                    ---------
  Comprehensive income .....................                                          114,943
Common stock issued:
 Stock option plans and stock awards .......               --               --          7,904
 Acquisitions ..............................               --               --          2,528
Repurchases of common stock ................               --               --        (13,021)
Cash dividends declared ....................               --               --        (35,164)
Other ......................................               --               --          2,367
                                                    ---------           ------      ---------
Balance, December 31, 1997 .................        $  10,385           $ (280)     $ 734,957
Comprehensive income:
 Net income ................................               --               --        122,172
 Minimum pension liability adjustment ......               --              198            198
 Unrealized losses on securities, net of
  tax ......................................           (1,878)              --         (1,878)
                                                                                    ---------
  Comprehensive income .....................                                          120,492
Common stock issued:
 Stock option plans and stock awards .......               --               --          6,972
 Acquisitions ..............................               --               --         12,532
Repurchases of common stock ................               --               --         (5,258)
Cash dividends declared ....................               --               --        (32,664)
Other ......................................               --               --          2,201
                                                    ---------           ------      ---------
Balance, December 31, 1998 .................        $   8,507           $  (82)     $ 839,232
Comprehensive income:
 Net income ................................               --               --        130,337
 Minimum pension liability adjustment ......               --               80             80
 Unrealized losses on securities, net of
  tax ......................................          (51,301)              --        (51,301)
                                                                                    ---------
  Comprehensive income .....................                                           79,116
Common stock issued:
 Stock option plans and stock awards .......               --               --         10,203
 Acquisitions ..............................               --               --          8,609
Repurchases of common stock ................               --               --        (36,385)
Cash dividends declared ....................               --               --        (44,556)
Other ......................................               --               --          3,516
                                                    ---------           ------      ---------
Balance, December 31, 1999 .................        $ (42,794)          $   (2)     $ 859,735
                                                    =========           ======      =========

See accompanying notes to consolidated financial statements.

                     CENTURA BANKS, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                             Years ended
                                                                                            December 31,
                                                                                           ---------------
                                                                                                 1999
                                                                                           ---------------
                                                                                             (thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income ...............................................................................  $     130,337
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses ................................................................         40,828
Depreciation on assets under operating lease .............................................         13,320
Depreciation and amortization, excluding depreciation on assets under operating lease ....         46,302
Deferred income taxes ....................................................................          5,510
Loan fees deferred, net ..................................................................          2,798
Bond premium amortization and discount accretion, net ....................................          4,872
Losses (gains) on sales of investment securities .........................................            600
Loss on sales of foreclosed real estate ..................................................            442
Gain on sales of equipment under lease ...................................................         (2,821)
Gain on sale of subsidiary ...............................................................         (4,893)
Gain on sale of mortgage servicing rights ................................................         (3,392)
Gain on sale of deposits .................................................................             --
Proceeds from sales of mortgage loans held for sale ......................................        845,602
Originations, net of principal repayments, of mortgage loans held for sale ...............       (774,640)
Increase in accrued interest receivable ..................................................         (2,704)
Increase in accrued interest payable .....................................................          9,009
Net change in trading securities .........................................................             --
Net change in other assets and other liabilities .........................................        (67,711)
                                                                                            -------------
Net cash provided by operating activities ................................................        243,459
                                                                                            -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Net increase in loans ....................................................................       (409,196)
Purchases of:
 Securities available for sale ...........................................................     (1,032,587)
 Securities held to maturity .............................................................        (26,777)
 Premises and equipment ..................................................................        (20,770)
 Other ...................................................................................        (20,000)
Proceeds from:
 Sales of securities available for sale ..................................................        206,765
 Maturities and issuer calls of securities available for sale ............................        581,581
 Maturities and issuer calls of securities held to maturity ..............................         69,425
 Sales of foreclosed real estate .........................................................         10,197
 Dispositions of premises and equipment ..................................................          7,409
 Dispositions of equipment utilized in leasing activities ................................          7,369
 Sale of mortgage servicing rights .......................................................          8,295
Net cash received in mergers, acquisitions, and divestitures .............................          3,105
                                                                                            -------------
Net cash used by investing activities ....................................................       (615,184)
                                                                                            -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits .................................................................        155,680
Net increase in borrowed funds ...........................................................        136,618
Proceeds from issuance of long-term debt .................................................        253,637
Repayment of long-term debt ..............................................................        (83,441)
Cash dividends paid ......................................................................        (44,556)
Proceeds from issuance of common stock, net ..............................................          8,340
Repurchase of common stock ...............................................................        (36,385)
Other ....................................................................................           (161)
                                                                                            -------------
Net cash provided by financing activities ................................................        389,732
                                                                                            -------------
Increase (decrease) in cash and cash equivalents .........................................         18,007
Cash and cash equivalents, beginning of year .............................................        406,374
                                                                                            -------------
Cash and cash equivalents, end of year ...................................................  $     424,381
                                                                                            =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
 Interest ................................................................................  $     381,422
 Income taxes ............................................................................         71,408
Noncash transactions:
 Stock issued for acquisitions and other stock issuances, net ............................         14,647
 Unrealized securities (losses) gains, net ...............................................        (81,062)
 Dividends declared, but not yet paid ....................................................             --
 Loans transferred to foreclosed property ................................................          9,029



                                                                                              Years ended December 31,
                                                                                           -------------------------------
                                                                                                 1998            1997
                                                                                           --------------- ---------------
                                                                                                     (thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income ...............................................................................  $     122,172   $     106,687
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses ................................................................         20,759          18,764
Depreciation on assets under operating lease .............................................         13,030           7,247
Depreciation and amortization, excluding depreciation on assets under operating lease ....         45,022          44,575
Deferred income taxes ....................................................................          9,164          15,105
Loan fees deferred, net ..................................................................            815            (583)
Bond premium amortization and discount accretion, net ....................................          5,081           1,905
Losses (gains) on sales of investment securities .........................................         (2,357)         (1,540)
Loss on sales of foreclosed real estate ..................................................             66             594
Gain on sales of equipment under lease ...................................................         (5,550)         (3,534)
Gain on sale of subsidiary ...............................................................             --              --
Gain on sale of mortgage servicing rights ................................................             --              --
Gain on sale of deposits .................................................................             --          (2,000)
Proceeds from sales of mortgage loans held for sale ......................................        985,494         532,310
Originations, net of principal repayments, of mortgage loans held for sale ...............     (1,088,439)       (546,164)
Increase in accrued interest receivable ..................................................         (2,643)         (4,684)
Increase in accrued interest payable .....................................................          4,502              19
Net change in trading securities .........................................................             --          42,548
Net change in other assets and other liabilities .........................................        (92,213)        (43,530)
                                                                                            -------------   -------------
Net cash provided by operating activities ................................................         14,903         167,719
                                                                                            -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Net increase in loans ....................................................................       (702,836)       (476,832)
Purchases of:
 Securities available for sale ...........................................................     (1,294,537)     (2,024,950)
 Securities held to maturity .............................................................        (22,128)        (89,731)
 Premises and equipment ..................................................................        (19,948)        (26,904)
 Other ...................................................................................        (20,089)        (50,136)
Proceeds from:
 Sales of securities available for sale ..................................................        301,749         915,876
 Maturities and issuer calls of securities available for sale ............................        679,843         687,969
 Maturities and issuer calls of securities held to maturity ..............................        139,523         144,304
 Sales of foreclosed real estate .........................................................          8,532           6,704
 Dispositions of premises and equipment ..................................................          3,669           2,124
 Dispositions of equipment utilized in leasing activities ................................         22,570           4,016
 Sale of mortgage servicing rights .......................................................             --              --
Net cash received in mergers, acquisitions, and divestitures .............................         32,610         251,928
                                                                                            -------------   -------------
Net cash used by investing activities ....................................................       (871,042)       (655,632)
                                                                                            -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits .................................................................        225,739         235,543
Net increase in borrowed funds ...........................................................        421,190         267,644
Proceeds from issuance of long-term debt .................................................        347,482         168,916
Repayment of long-term debt ..............................................................       (109,892)       (107,364)
Cash dividends paid ......................................................................        (39,644)        (34,598)
Proceeds from issuance of common stock, net ..............................................          6,037           6,735
Repurchase of common stock ...............................................................         (5,258)        (13,021)
Other ....................................................................................           (596)         (2,096)
                                                                                            -------------   -------------
Net cash provided by financing activities ................................................        845,058         521,759
                                                                                            -------------   -------------
Increase (decrease) in cash and cash equivalents .........................................        (11,081)         33,846
Cash and cash equivalents, beginning of year .............................................        417,455         383,609
                                                                                            -------------   -------------
Cash and cash equivalents, end of year ...................................................  $     406,374   $     417,455
                                                                                            =============   =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
 Interest ................................................................................  $     377,823   $     346,515
 Income taxes ............................................................................         35,274          39,288
Noncash transactions:
 Stock issued for acquisitions and other stock issuances, net ............................         14,281           3,982
 Unrealized securities (losses) gains, net ...............................................         (2,920)         13,940
 Dividends declared, but not yet paid ....................................................             --           6,981
 Loans transferred to foreclosed property ................................................          8,627           8,885

See accompanying notes to consolidated financial statements.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Consolidation

     The accompanying consolidated financial statements include the accounts of Centura Banks, Inc. ("Centura") and its wholly-owned subsidiaries, Centura Capital Trust I ("CCTI"), Triangle Capital Trust ("TCT"), and Centura Bank (the "Bank"). Centura also has a 49 percent ownership interest in First Greensboro Home Equity, Inc. ("FGHE"), a home equity mortgage company. The Bank also has various wholly-owned subsidiaries which in the aggregate represent approximately thirteen percent of total assets. All significant intercompany transactions are eliminated in consolidation.

     On February 18, 2000, Triangle Bancorp, Inc. ("Triangle") merged with and into Centura Banks, Inc. in a transaction accounted for as a pooling-of-interests. Accordingly, the financial information included in the accompanying consolidated financial statements and notes has been restated to present the combined financial condition and results of operations of both companies as if the merger had been in effect for all periods presented. See
Note 3 for further information regarding the merger.


     Basis of Financial Statement Presentation

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheets and income statements for the periods presented. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses ("AFLL"), the valuation of real estate acquired in connection with foreclosure or in satisfaction of loans, and the valuation of mortgage servicing rights ("MSRs").


     Business

     The Bank, either directly or through its subsidiaries, provides a wide range of financial services, including: full-service commercial and consumer banking services; retail securities brokerage services; insurance brokerage services covering a full line of personal and commercial lines; mortgage banking services; commercial and retail leasing; and asset management services. The Bank principally offers its services through its branch and automated teller network located throughout North Carolina, South Carolina, and the Hampton Roads region of Virginia. Services are also provided through alternative delivery channels that include a centralized telephone operation offering a full line of financial services and home banking through a telephone network operated by a third party and connected to the personal computers of customers. The Bank is subject to competition from other depository institutions and numerous other non-depository institutions offering financial services products. The Bank is further subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

     CCTI and TCT were established to facilitate the issuance of Capital Securities as described in detail in Note 11 to the consolidated financial statements.


     Cash and Cash Equivalents

     Cash and cash equivalents include cash and due from banks, interest-bearing balances due from other banks, and federal funds sold.


     Investment Securities

     Centura's investments are classified based on management's intention as either held to maturity ("HTM"), available for sale ("AFS"), or trading at the time of purchase. Debt securities that Centura has the positive intent and the ability to hold to maturity are classified as HTM and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. Debt and equity securities not classified as either HTM securities or trading securities are classified as AFS securities and are reported at fair value, with net unrealized gains or losses excluded from earnings and reported as a separate component of shareholders' equity, net of applicable taxes.

     HTM investment securities are stated at cost, net of the amortization of premium and the accretion of discount. AFS investment securities are used as a part of Centura's asset/liability and liquidity management strategy and may be sold in response to changes in interest rates or prepayment risk, the need to manage regulatory capital, and other factors.

     Securities transactions are recognized on a trade-date basis. The cost of securities sold is determined on a specific identification basis. Premiums and discounts are amortized or accreted into income using the level-yield method over the estimated lives of the assets.


     Loans

     Substantially all loans accrue interest using the level-yield method based on the principal amount outstanding. Loan origination fees, net of certain direct origination costs, are deferred and amortized as an adjustment to interest income over the estimated life of the related loans using a method that approximates a constant yield.

     Centura originates certain residential mortgage loans with the intent to sell. Such loans held for sale are included in loans in the accompanying consolidated balance sheets and are carried at the lower of cost or fair value on an aggregate loan basis as determined by outstanding commitments from investors or current quoted market prices.


     Allowance for Loan Losses

     The AFLL represents management's estimate of the amount necessary to absorb probable incurred losses in the loan portfolio and is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the AFLL, and subsequent recoveries, if any, are credited to the AFLL. Management believes that the AFLL is adequate. Management's periodic evaluation of the adequacy of the AFLL is based on individual loan reviews, loan loss experience of prior years, economic conditions in the Bank's market areas, the fair value and adequacy of underlying collateral, and the growth and risk composition of the loan portfolio. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans, that may be susceptible to significant change. Thus, future additions to the AFLL may be necessary based on the impact of changes in economic conditions on the Bank's borrowers. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's AFLL. Such agencies may require the Bank to recognize additions to the AFLL based on their judgments about all relevant information available to them at the time of their examination.


     Impaired Loans, Nonaccrual Loans, and Other Real Estate Owned

     A loan is considered to be impaired when, based on current information, it is probable Centura will not receive all amounts due in accordance with the contractual terms of a loan agreement. The discounted expected cash flow method is used in determining the fair value of impaired loans, except in cases involving collateral-dependent loans, in which case the fair value is determined using the fair value of the collateral. When the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receipts are applied to principal. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent any interest has been foregone, and then they are recorded as recoveries of any amounts previously charged-off. When this doubt does not exist, cash receipts are applied under the contractual terms of the loan agreement. The accrual of interest is generally discontinued on all loans when management has doubts that principal and interest will be collected in a reasonable period of time. Generally, open-end credit lines that reach 180 days or more past due and substantially all other loans that reach 90 days or more past due are placed on nonaccrual status unless the loan is adequately secured and in the process of collection. Generally, all loans past due 180 days are placed on nonaccrual status regardless of security. Recorded accrued interest is reversed or charged-off.

     Interest received on nonaccrual loans is generally applied against principal or may be reported as interest income depending on management's judgment as to the collectibility of principal. A loan classified as nonaccrual is returned to accrual status when the obligation has been brought current, has performed in accordance with its contractual terms over an extended period of time, and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

     Other real estate owned is included in other assets and is comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure. At December 31, 1999 and 1998, the net book value of other real estate properties was $6.4 million and $7.9 million, respectively.

     Mortgage Servicing Rights

     The rights to service mortgage loans for others are included in other assets on the consolidated balance sheet. Capitalization of the allocated cost of MSRs occurs when the underlying loans are sold, securitized or purchased. Capitalized MSRs are amortized in proportion to and over the period of estimated net servicing income using a method that is designed to approximate a level-yield method, taking into consideration the estimated prepayment of the underlying loans. Capitalized MSRs are evaluated periodically for impairment based on the excess of the carrying amount of such rights over their fair value. To determine fair value, MSRs are stratified on the basis of numerous financial characteristics including servicing fee, maturity, interest rate, repricing index, etc. Expected cash flows are determined by applying prepayment estimates to the contractual term of the serviced loans. The fair value is estimated by discounting these cash flows through the serviced loan's expected maturity date. The discount rate used is based on market yields and includes a risk premium reflecting the credit and interest rate risk inherent in each strata of servicing rights. Cash flows and fair values are calculated over a broad range of possible interest rate paths that are based on market volatility estimates, with the reported fair value representing the average value for those interest rate paths.


     Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation and amortization. For financial reporting purposes, depreciation expense is computed by the straight-line method based upon the estimated useful lives of the assets. Useful lives range between three and forty years for buildings and one and twenty years for furniture, fixtures and equipment. Leasehold improvements and assets acquired under capital leases are amortized on a straight-line basis over the shorter of the life of the leased asset or the lease term. These assets have depreciable lives ranging between three and thirty years. Expenditures for maintenance and repairs are charged to expense as incurred and gains or losses on disposal of assets are reflected in current operations.


     Other Assets and Other Liabilities

     Intangible assets are principally comprised of goodwill and are included in other assets. Goodwill represents the excess of cost over the fair value of net assets acquired in purchase acquisitions and is generally being amortized over 15 years. At December 31, 1999 and 1998, goodwill, net of accumulated amortization, was $135.8 million and $127.1 million, respectively.

     Negative goodwill, included in other liabilities, represents the excess of fair value of net assets acquired over cost after recording the liability for recaptured tax bad debt reserve and reducing the basis in bank premises and equipment and other noncurrent assets acquired to zero. Negative goodwill is being accreted into earnings on a straight-line basis over a period of ten years, the period estimated to be benefited. At December 31, 1999 and 1998, negative goodwill, net of accumulated accretion, was $3.5 million and $4.8 million, respectively.

     Centura has included as other assets equipment under operating lease contracts. For the years ended December 31, 1999, 1998, and 1997, $6.2 million, $7.5 million, and $4.6 million, respectively, of net operating lease rental income was recorded in other noninterest income.

     Also included in other assets is Centura's investment in FGHE, which is accounted for using the equity method of accounting. At December 31, 1999 and 1998, the investment in FGHE, net of accumulated amortization, was $29.7 million and $33.3 million, respectively. Retained earnings at December 31, 1999 includes undistributed losses from FGHE totaling $1.8 million. Undistributed earnings of $1.9 million were recognized in 1998.

     Long-lived assets and certain intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss is recognized if the sum of the undiscounted future cash flows is less than the carrying amount of the asset. Those assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Income Taxes

     Centura uses the asset and liability method to account for income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the income tax basis of Centura's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.


     Net Income Per Share

     Basic earnings per common share is calculated by dividing net income by the weighted-average number of common shares outstanding during each period. Diluted earnings per common share is based on the weighted-average number of common shares outstanding during each period plus the maximum dilutive effect of common stock issuable upon exercise of stock options which totaled 638,376, 914,760, and 975,010 shares at December 31, 1999, 1998, and 1997 respectively. Dilutive potential common shares are calculated using the treasury stock method.


     Stock-Based Employee Compensation

     Most of Centura's stock-based employee compensation plans provide for the deferral of compensation in exchange for stock options. As allowed under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), Centura accounts for its stock-based employee compensation plans in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). See Note 13 for the required SFAS 123 pro-forma disclosures.


     Off-Balance Sheet Derivative Financial Instruments

     Off-balance sheet derivative financial instruments, such as interest rate swaps ("swaps"), interest rate floor and cap arrangements ("floors" and "caps," respectively), and interest rate futures and options contracts, are available to Centura to assist in managing its exposure to changes in interest rates. Centura has principally utilized swaps, floors and caps. The fair value of these off-balance sheet derivative financial instruments are based on dealer quotes, third party financial models, and internal pricing analytics. Interest rate swaps, floors and caps are accounted for on an accrual basis, and the net interest differential, including premiums paid, if any, is recognized as an adjustment to interest income or interest expense of the related designated asset or liability. Centura considers its interest rate swaps to be a synthetic alteration of an asset or liability as long as (i) the swap is designated with a specific asset or liability or a finite pool of assets or liabilities; (ii) there is a high correlation, at inception and throughout the period of the synthetic alteration, between changes in the interest income or expense generated by the swap and changes in the interest income or expense generated by the designated asset or liability; (iii) the notional amount of the swap is less than or equal to the principal amount of the designated asset or liability or pools of assets or liabilities; and (iv) the swap term is approximately equal to the remaining term of the designated asset or liability or pools of assets or liabilities. If these criteria are not met, then changes in the fair value of the swap is no longer considered a synthetic alteration and changes in their fair value are included in other income. The criteria for consideration of a floor or cap as a synthetic alteration are generally the same as those for a swap arrangement.

     If the swap, floor, or cap arrangements are terminated before their maturity, the net proceeds received or paid are deferred and amortized over the shorter of the remaining contract life or the maturity of the designated asset or liability as an adjustment to interest income or expense. If the designated asset or liability is sold or matures, the swap agreement is marked to market and the gain or loss is included with the gain or loss on the sale/maturity of the designated asset or liability. Changes in the fair value of any undesignated swaps, floors, and caps would be included in other income in the consolidated statements of income.


     Fair Value of Financial Instruments

     The following describes the methods and assumptions used by Centura to estimate the fair value of financial instruments.

     Cash and Due From Banks (including those that are interest-bearing), Federal Funds Sold, and Accrued Interest Receivable -- The fair value of these instruments are considered to approximate their carrying amounts due to the short-term nature of these financial instruments.

     Investment Securities -- The fair value of investment securities is estimated based on quoted market prices received from independent third parties.

     Loans -- For fair value calculations, loans are categorized by business purpose and divided into fixed and variable classifications. These classifications are further segmented into like groups based on financial characteristics such as maturity, coupon, reprice index, etc. Final maturities and expected cash flows are determined by applying prepayment estimates to the contractual term of the loans. The fair values of loans are estimated by discounting cash flows through the loan's expected maturity date. The discount rate is based on market yields that include a risk premium reflecting the credit and interest rate risk inherent in each class of loan. Cash flows and fair values are calculated over a broad range of possible future interest rate paths with the reported fair value representing the average value for those interest rate paths.

     Deposits -- The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, interest checking, money market and savings accounts, are considered to approximate the amount payable on demand at year-end. The fair value of time deposits is based on the discounted values of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

     Borrowed Funds, Accrued Interest Payable, and Long-term Debt -- The fair value of borrowed funds and accrued interest payable approximates its carrying amount due to its short-term nature. The fair value of long-term debt is based on the discounted value of contractual cash flows. The discount rates are based on market rates for debt of the same remaining maturities.


     Current Accounting Matters

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). The statement addresses accounting and reporting requirements for derivative instruments and for hedging activities. SFAS 133 requires that all derivatives be recognized as either assets or liabilities in the consolidated balance sheet and that those instruments be measured at fair value. If certain conditions are met, a derivative may be designated as a hedge of exposure to changes in fair value of an asset or liability, exposure to variable cash flows of a forecasted transaction or exposure of foreign currency denominated forecasted transactions. The accounting for changes in the fair value of a derivative depends on the intended use of the derivatives and its resulting designation. In June 1999, the FASB issued SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB 133." This Statement defers the effective date of SFAS 133 for one year. SFAS 133, as amended, is now effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Management is in the process of evaluating the impact of adopting SFAS 133. Management anticipates adopting this Statement on January 1, 2001.

     The FASB also issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the consolidated financial statements of Centura and monitors the status of changes to exposure drafts and to proposed effective dates.

NOTE 2 -- OTHER COMPREHENSIVE INCOME OR LOSS
     The components of other comprehensive income or loss are summarized below for the years ended December 31:



                                                                1999                                  1998
                                               -------------------------------------- ------------------------------------
                                                                Tax                                    Tax
                                                Before-Tax   (Expense)    After-Tax    Before-Tax   (Expense)   After-Tax
                                                  Amount      Benefit       Amount       Amount      Benefit      Amount
                                               ------------ ----------- ------------- ------------ ----------- -----------
                                                                               (thousands)
Unrealized gains on securities:
 Unrealized (losses) gains arising
  during period .............................. $(81,662)     $30,054      $ (51,608)    $   (563)    $   208    $   (355)
 Less: Reclassification for realized
  (losses) gains .............................     (600)         293           (307)       2,357        (834)      1,523
                                               --------      -------      ---------     --------     -------    --------
 Unrealized (losses) gains, net of
  reclassification ...........................  (81,062)      29,761        (51,301)      (2,920)      1,042      (1,878)
Minimum pension liability adjustment .........      132          (52)            80          328        (130)        198
                                               --------      -------      ---------     --------     -------    --------
Other comprehensive (loss) income ............ $(80,930)     $29,709      $ (51,221)    $ (2,592)    $   912    $ (1,680)
                                               ========      =======      =========     ========     =======    ========



                                                              1997
                                               -----------------------------------
                                                                Tax
                                                Before-Tax   (Expense)   After-Tax
                                                  Amount      Benefit     Amount
                                               ------------ ----------- ----------
                                                           (thousands)
Unrealized gains on securities:
 Unrealized (losses) gains arising
  during period ..............................   $15,480     $ (6,027)    $9,453
 Less: Reclassification for realized
  (losses) gains .............................     1,540         (546)       994
                                                 -------     --------     ------
 Unrealized (losses) gains, net of
  reclassification ...........................    13,940       (5,481)     8,459
Minimum pension liability adjustment .........      (338)         135       (203)
                                                 -------     --------     ------
Other comprehensive (loss) income ............   $13,602     $ (5,346)    $8,256
                                                 =======     ========     ======

NOTE 3 -- MERGERS, ACQUISITIONS AND DIVESTITURES

     Centura consummated the following mergers and acquisitions during 1999, 1998, and 1997.




                                                                      Acquisition
                                                                         Date      Assets   Loans   Deposits   Shares Issued
                                                                     ------------ -------- ------- ---------- --------------
                                                                                          (millions, except shares)
ACQUISITIONS ACCOUNTED FOR AS PURCHASES:
 Capital Advisors ..................................................    1/07/99     $  1    $ --      $ --         122,865
 Scotland Bancorp, Inc. ("Scotland"), Laurinburg, NC ...............    2/05/99       57      41        40              --
 Moore & Johnson, Inc. ("M&J"), insurance agency ...................    1/30/98     $  3    $ --      $ --          48,950
 NBC Bank, FSB ("NBC"), deposit assumption .........................    7/24/98       17       4        17              --
 Clyde Savings Bank, A Division of the Hometown Bank,
   ("Clyde"), deposit assumption ...................................   10/15/98        6      --         6              --
 Branch Banking and Trust Company and United Carolina Bank
   ("BB&T"), deposit assumption ....................................    8/15/97     $508    $232      $508              --
 Betts & Company ("Betts"), insurance agency .......................   11/03/97        1      --        --          44,443
 NationsBank, N.A. ("NationsBank"), deposit assumption .............   11/13/97       86      52        86              --
 First Union National Bank ("First Union"), deposit assumption .....   12/05/97       16      --        16              --
MERGERS ACCOUNTED FOR AS POOLINGS-OF-INTERESTS:
 First Coastal Bankshares, Inc. ("First Coastal"), Virginia Beach,
   VA ..............................................................    3/26/99     $527    $433      $380       1,706,875
 Pee Dee Bankshares, Inc. ("Pee Dee"), Timmonsville, SC ............    3/27/98     $138    $ 93      $125         577,034
 Guaranty State Bancorp ("Guaranty"), Durham, NC ...................    4/16/98      103      78        89         849,816
 United Federal Savings Bank ("United"), Rocky Mount, NC ...........    9/17/98      302     248       266       1,625,552
 Bank of Mecklenburg ("Mecklenburg"), Charlotte, NC ................   10/02/97     $270    $140      $195       1,474,921
 Coastal Leasing Company ("Coastal"), Greenville, NC ...............   10/31/97       13      13        --         219,375

     For combinations accounted for under the pooling-of-interests method, all financial data previously reported prior to the date of merger have been restated as though the entities had been combined for the periods presented except as indicated otherwise for the Pee Dee transaction discussed below. For acquisitions accounted for under the purchase method, the financial position and results of operations of each entity were not included in the consolidated financial statements until the consummation date of the transaction.

     On February 18, 2000, Centura merged with Triangle, a Raleigh, North Carolina based bank holding company in a transaction accounted for as a pooling-of-interests. Centura issued approximately 11.4 million shares to effect the combination and each Triangle shareholder received 0.45 shares of Centura common stock in exchange for each Triangle share. Triangle had assets of approximately $2.4 billion and operated 71 locations throughout North Carolina. In connection with this combination, Centura expects to incur merger-related expenses ranging between $35 million and $45 million. In addition anticipated losses of approximately $15 million are expected to be incurred on sales of certain investment securities as a result of restructuring Triangle's investment portfolio. Historical financial information presented in these consolidated financial statements has been restated to include the accounts and results of operations of Triangle.


     The following table presents the results of operations of the previously separate companies and does not reflect intercompany eliminations or reclassifications of certain revenue and expense items which were made to conform the reporting policies for the combined entity:



                                                                              Centura
                                                                            and Triangle
                                                   Centura      Triangle      Combined
                                                ------------- ------------ -------------
                                                   (in thousands, except share data)
Year ended December 31, 1999
 Net interest income, after provision .........   $ 306,489     $ 71,408     $ 377,897
 Noninterest income ...........................     152,693       20,221       172,914
 Noninterest expense ..........................     302,063       51,619       353,682
 Net income ...................................     104,028       26,707       130,735
 Net income per common share:
   Basic ......................................   $    3.66     $   1.06     $    3.28
   Diluted ....................................        3.62         1.04          3.23
Year ended December 31, 1998
 Net interest income, after provision .........   $ 302,447     $ 69,515     $ 371,962
 Noninterest income ...........................     140,521       18,456       158,977
 Noninterest expense ..........................     290,397       54,896       345,293
 Net income ...................................     100,314       21,858       122,172
 Net income per common share:
   Basic ......................................   $    3.57     $   0.87     $    3.10
   Diluted ....................................        3.50         0.84          3.03
Year ended December 31, 1997
 Net interest income, after provision .........   $ 273,224     $ 63,269     $ 336,493
 Noninterest income ...........................     112,268       16,922       129,190
 Noninterest expense ..........................     253,357       50,125       303,482
 Net income ...................................      87,161       19,526       106,687
 Net income per common share:
   Basic ......................................   $    3.17     $   0.79     $    2.76
   Diluted ....................................        3.11         0.76          2.70

     On January 7, 1999, Centura acquired Capital Advisors of North Carolina, LLC, Capital Advisors of South Carolina, Inc., Capital Advisors of Mississippi, Inc., Selken, Inc., and Capital Advisors, Inc., collectively referred to as Capital Advisors. With this transaction, Capital Advisors became a wholly-owned subsidiary of Centura Bank. Capital Advisors, with offices in North Carolina, South Carolina, Georgia, and Mississippi, is engaged in the business of commercial real estate financing and consulting primarily through brokering and servicing commercial mortgage loans. The acquisition was accounted for using the purchase method of accounting, and approximately $14.8 million of goodwill was recorded in other assets on the consolidated balance sheet.

     On February 5, 1999, Centura completed the acquisition of Scotland, based in Laurinburg, North Carolina. The acquisition was accounted for as a purchase. Goodwill of approximately $6.6 million was recorded in other assets on the consolidated balance sheet.

     On March 26, 1999, Centura merged with First Coastal, headquartered in Virginia Beach, Virginia. Each share of First Coastal common stock was exchanged for 0.34 shares of Centura common stock. The combination was accounted for as a pooling-of-interests, and accordingly, historical financial information for all periods presented has been restated to include First Coastal's historical financial information. This combination increased Centura's presence in the Hampton Roads region of Virginia by 18 financial stores. In connection with the merger, Centura recorded non-recurring pre-tax charges of $8.4 million, which includes $6.9 million in merger-related expenses and $1.5 million in provision for loan losses recorded to align the allowance for loan loss factors between the two entities. Included in these merger-related expenses were severance and termination-related accruals, costs of the transaction, and the write-off of certain assets deemed to have no ongoing benefit to Centura. The severance costs include payments to be made in connection with the involuntary termination of employees who were specifically identified and notified of their termination and severance benefits in December, 1998. The following table summarizes these merger-related charges as well as any remaining liability at December 31, 1999:



                                                          Utilized in     Remaining Balance
Merger-Related Charges                        Pre-tax         1999        December 31, 1999
------------------------------------------   ---------   -------------   ------------------
                                                             (in thousands)
Severance costs ..........................    $  770         $  770             $ --
Write-off of unrealizable assets .........     1,259          1,059              200
Contract terminations ....................     2,071          1,337              734
Professional costs .......................     1,683          1,683               --
Other merger-related expenses ............     1,075          1,068                7
                                              ------         ------             ----
Total merger-related expenses ............    $6,858         $5,917             $941
                                              ======         ======             ====

     On January 30, 1998, Centura consummated the acquisition of M&J, an insurance agency with its principal operations in Raleigh, North Carolina. M&J added approximately $3.0 million in assets and $3.2 million of goodwill.

     On March 27, 1998, Centura completed its merger with Pee Dee. Under the terms of the agreement, the shareholders of Pee Dee received 577,034 shares of Centura common stock for the issued and outstanding common shares of Pee Dee. Although the transaction was accounted for as a pooling-of-interests, the merger was not material and accordingly, prior period financial statements have not been restated.

     On April 16, 1998, Centura merged with Guaranty, a Durham, North Carolina based bank with assets of approximately $103 million. The combination was effected through the issuance of 849,816 shares of Centura common stock representing an exchange of 0.95 shares of Centura common stock for each outstanding share of Guaranty common stock. The combination was accounted for as a pooling-of-interests.

     On July 24, 1998, Centura assumed approximately $17.0 million of deposits and $4.0 million of loans from NBC. The transaction added approximately $1.7 million to goodwill. Located in the Winston-Salem area of North Carolina, these supermarket locations complement Centura's existing supermarket delivery channel.

     On September 17, 1998, Centura merged with United. United operated 13 offices in Rocky Mount, North Carolina. Each share of United common stock was exchanged for 0.49 shares of Centura common stock. This pooling added $248.0 million and $266.0 million to Centura's loan and deposit portfolios, respectively.

     On October 15, 1998, Centura consummated a deposit assumption from Clyde. In the transaction, Centura assumed approximately $6.0 million of deposits from Clyde's branch office located in Franklin, North Carolina. Goodwill of $358,000 was recorded.

     On August 15, 1997, Centura consummated its assumption of deposit liabilities and acquisition of certain loans from BB&T. Centura acquired 23 offices located in several communities in eastern and southeastern North Carolina. The purchase price exceeded the fair value of net assets acquired which resulted in $51.7 million recorded as goodwill, included in other assets on the consolidated balance sheet.

     On October 2, 1997, Centura completed the acquisition of Mecklenburg through the issuance of 0.45 shares of Centura's common stock for each share of the outstanding stock of Mecklenburg, resulting in the issuance of 1,474,921 shares. Mecklenburg, with two offices in Charlotte, expanded Centura's presence to western North Carolina. The transaction was accounted for as a pooling-of-interests.

     On October 31, 1997, Centura acquired Coastal Leasing through the issuance of 219,375 shares of Centura's common stock, in a transaction accounted for as a pooling-of-interests. Coastal Leasing specializes in the leasing of office equipment to small businesses.

     On November 3, 1997, Centura consummated its acquisition of Betts, an independent insurance agency based in Rocky Mount, North Carolina. The merger was consummated through the issuance of 44,443 shares of Centura common stock. The purchase price exceeded the fair value of the net assets acquired and accordingly, goodwill of $2.6 million was recorded. The activities of Betts continue through Centura Insurance Services, Inc., a wholly-owned subsidiary of Centura Bank.

     On November 13, 1997, Centura consummated its assumption of deposit liabilities and acquisition of certain loans from NationsBank. Centura acquired five banking centers, all located in North Carolina. Goodwill of $7.8 million was recorded as an other asset on the consolidated balance sheet.
In addition, on December 5, 1997 Centura acquired $16.0 million in deposits from First Union's Bakersfield, North Carolina office and accordingly, goodwill of approximately $921,000 was recorded.

     On September 30, 1999, Centura sold its technology leasing subsidiary, CLG, Inc. The pretax net gain recorded on this sale was $4.9 million.

NOTE 4 -- INVESTMENT SECURITIES
     A summary of investment securities by type at December 31 follows:



                                                            1999
                                    ----------------------------------------------------
                                      Amortized    Unrealized   Unrealized      Fair
                                         Cost         Gains       Losses        Value
                                    ------------- ------------ ------------ ------------
                                                        (thousands)
Held to maturity:
 U.S. Treasury .................... $   24,900       $   124      $    --   $   25,024
 U.S. government agencies
  and corporations ................     43,786           108          127       43,767
 Mortgage-backed securities             16,827            --          401       16,426
 State and municipal ..............     26,686           317           46       26,957
 Other securities .................      2,375             6           34        2,347
                                    ----------       -------      -------   ----------
 Total held to maturity ........... $  114,574       $   555      $   608   $  114,521
                                    ==========       =======      =======   ==========
Available for sale:
 U.S. Treasury .................... $  125,514       $    39      $   420   $  125,133
 U.S. government agencies
  and corporations ................    294,072         4,072        5,864      292,280
 Mortgage-backed securities          1,600,572         1,296       46,046    1,555,822
 Asset-backed securities ..........    215,351            49        2,978      212,422
 State and municipal ..............     87,924            36        5,598       82,362
 Common stock .....................     63,573        10,641        1,436       72,778
 Other securities .................    407,672            --       20,955      386,717
                                    ----------       -------      -------   ----------
 Total available for sale ......... $2,794,678       $16,133      $83,297   $2,727,514
                                    ==========       =======      =======   ==========



                                                            1998                             1997
                                    ---------------------------------------------------- ------------
                                      Amortized    Unrealized   Unrealized      Fair       Amortized
                                         Cost         Gains       Losses        Value        Cost
                                    ------------- ------------ ------------ ------------ ------------
                                                               (thousands)
Held to maturity:
 U.S. Treasury .................... $   36,849       $ 1,291      $    --   $   38,140   $   90,932
 U.S. government agencies
  and corporations ................     83,144         1,325            3       84,466      140,444
 Mortgage-backed securities             21,274            15          116       21,173       39,656
 State and municipal ..............     42,158         1,778            9       43,927       51,462
 Other securities .................      1,480            36           --        1,516        2,103
                                    ----------       -------      -------   ----------   ----------
 Total held to maturity ........... $  184,905       $ 4,445      $   128   $  189,222   $  324,597
                                    ==========       =======      =======   ==========   ==========
Available for sale:
 U.S. Treasury .................... $  168,784       $ 4,984      $    --   $  173,768   $  300,776
 U.S. government agencies
  and corporations ................    259,240         1,864        3,300      257,804      201,492
 Mortgage-backed securities          1,492,355        15,903       11,806    1,496,452    1,315,389
 Asset-backed securities ..........    178,258         2,965          223      181,000       93,875
 State and municipal ..............     73,340         2,007          272       75,075       37,967
 Common stock .....................     54,359            --           69       54,290       58,988
 Other securities .................    299,191         5,057        3,212      301,036      155,602
                                    ----------       -------      -------   ----------   ----------
 Total available for sale ......... $2,525,527       $32,780      $18,882   $2,539,425   $2,164,089
                                    ==========       =======      =======   ==========   ==========

     The following is a summary of investment securities by contractual maturity at December 31, 1999:



                                                   Held to Maturity              Available for Sale
                                             ----------------------------- ------------------------------
                                              Amortized Cost   Fair Value   Amortized Cost    Fair Value
                                             ---------------- ------------ ---------------- -------------
                                                                     (thousands)
Due in one year or less ....................     $ 32,391       $ 32,413      $   91,353     $   95,060
Due after one year through five years ......       53,385         53,683         344,732        338,864
Due after five years through ten years .....        8,689          8,727          77,791         72,497
Due after ten years ........................        3,282          3,272         406,307        383,872
Mortgage-backed and asset-backed securities        16,827         16,426       1,815,923      1,768,244
Common stock ...............................           --             --          58,572         68,977
                                                 --------       --------      ----------     ----------
Total ......................................     $114,574       $114,521      $2,794,678     $2,727,514
                                                 ========       ========      ==========     ==========

     At December 31, 1999 and 1998, investment securities with book values of approximately $1.4 billion and $854.0 million, respectively, were pledged to secure public funds on deposit and for other purposes required by law or contractual arrangements. Securities collateralized in repurchase agreements as set forth in Note 10 have been transferred to a third party or are maintained in segregated accounts.

     During 1999, gross realized gains and losses of $3.6 million and $4.2 million, respectively, were generated from sales of securities. Gross gains of $3.0 million and $6.2 million and gross losses of $638,000 and $4.7 million were realized during 1998 and 1997, respectively.

NOTE 5 -- LOANS
     A summary of loans at December 31 follows:




                                                                1999          1998
                                                           ------------- -------------
                                                                   (thousands)
Commercial, financial, and agricultural ..................  $1,759,546    $1,345,458
Consumer .................................................     587,590       563,009
Real estate -- mortgage ..................................   3,855,288     3,824,429
Real estate -- construction and land development .........     942,719       930,399
Leases ...................................................     292,672       462,154
Other ....................................................      90,955        91,358
                                                            ----------    ----------
Total loans, net of unearned income ......................  $7,528,770    $7,216,807
                                                            ==========    ==========
Included in the above:
Nonaccrual loans .........................................  $   29,415    $   37,238
Accruing loans past due ninety days or more ..............      14,366        14,777

     Loans classified as real estate -- mortgage include mortgage loans held for sale of $86.5 million and $160.7 million for 1999 and 1998, respectively. Most of Centura's loan business is with customers located in North Carolina, South Carolina and the Hampton Roads region of Virginia.

     Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balance of these loans at December 31, 1999, 1998 and 1997 amounted to $3.1 billion, $3.3 billion and $3.5 billion, respectively.

     For the years ended December 31, 1999, 1998 and 1997, the interest income that would have been recorded on nonaccrual loans had they performed in accordance with their original terms amounted to approximately $2.3 million, $2.7 million and $2.1 million, respectively. Interest income on all such loans included in the results of operations amounted to approximately $668,000, $718,000, and $634,000 during 1999, 1998, and 1997, respectively.

     In the normal course of business, Centura extends credit to FGHE at prevailing interest rates and at terms similar to those granted in arms-length transactions. At December 31, 1999 and 1998, total loans outstanding to FGHE were $34.0 million and $55.9 million, respectively, and are included in the consolidated balance sheets.

     The Bank makes loans to executive officers and directors of Centura and the Bank and to their associates. It is management's opinion that such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility.


NOTE 6 -- ALLOWANCE FOR LOAN LOSSES

     A summary of changes in the allowance for loan losses follows:



                                                           1999         1998         1997
                                                       ------------ ------------ ------------
                                                                    (thousands)
AFLL at beginning of year ............................  $  91,894    $  86,373    $  77,917
AFLL related to loans sold and subsidiary sale .......       (556)          --           --
Allowance for acquired loans .........................        605        2,068        4,338
Provision for loan losses ............................     40,828       20,759       18,764
Charge-offs ..........................................    (41,044)     (21,263)     (19,397)
Recoveries on loans previously charged-off ...........      3,553        3,957        4,751
                                                        ---------    ---------    ---------
Net Charge-offs ......................................    (37,491)     (17,306)     (14,646)
                                                        ---------    ---------    ---------
AFLL at end of year ..................................  $  95,280    $  91,894    $  86,373
                                                        =========    =========    =========

     The following tables summarize impaired loan information as of December
31:



                                                      1999       1998
                                                   ---------- ----------
                                                        (thousands)
Impaired loans with related allowance ............  $11,802    $15,651
Impaired loans with no related allowance .........    3,861      4,659
                                                    -------    -------
Total impaired loans .............................  $15,663    $20,310
                                                    =======    =======
Allowance on impaired loans ......................  $ 6,543    $ 6,487


                                           1999      1998      1997
                                        --------- --------- ---------
                                                 (thousands)
Cash basis interest income ............  $   141   $   150   $   207
Average impaired loan balance .........   24,160    19,745    14,686

NOTE 7 -- MORTGAGE SERVICING RIGHTS

     A summary of capitalized MSRs follows:



                                          1999       1998
                                       ---------- ----------
                                            (thousands)
Balance at beginning of year .........  $ 36,334   $ 31,532
MSRs capitalized .....................    13,203     13,440
MSRs amortized .......................    (9,285)    (8,638)
Sale of MSRs .........................    (4,336)        --
                                        --------   --------
Balance at end of year ...............  $ 35,916   $ 36,334
                                        ========   ========

     The fair value of capitalized MSRs at December 31, 1999 and 1998 was approximately $62.9 million and $44.5 million, respectively. No valuation allowance for capitalized MSRs was required during the years ended December 31, 1999 and 1998.


NOTE 8 -- PREMISES AND EQUIPMENT

     Premises and equipment at December 31 are summarized as follows:



                                                             1999       1998
                                                          ---------- ----------
                                                               (thousands)
Land ....................................................  $ 25,569   $ 26,317
Buildings ...............................................   103,011    103,377
Buildings and equipment under capital lease .............     2,017      2,017
Leasehold improvements ..................................    21,904     21,344
Furniture, fixtures, and equipment ......................   135,964    145,667
Construction in progress ................................     3,310      1,418
                                                           --------   --------
Total ...................................................   291,775    300,140
Less: Accumulated depreciation and amortization .........   132,475    135,310
                                                           --------   --------
Premises and equipment ..................................  $159,300   $164,830
                                                           ========   ========

     Depreciation and amortization on premises and equipment, included in operating expenses, amounted to $20.9 million, $21.9 million, and $20.8 million in 1999, 1998, and 1997, respectively.

     Centura is obligated under a number of noncancelable operating leases for banking premises with termination dates that extend up to seventeen years. Centura is also obligated under short-term equipment leases which are generally cancelable upon thirty to ninety days written notice. Most of the leases for bank premises provide that Centura pay taxes, maintenance, insurance, and other expenses. It is expected that in the normal course of business, leases that expire will be renewed or replaced by other leases.

     At December 31, 1999, future minimum lease payments under noncancelable operating leases are as follows (in thousands):


2000 .................................  $10,688
2001 .................................    8,202
2002 .................................    6,379
2003 .................................    4,529
2004 .................................    3,330
Thereafter ...........................   17,052
                                        -------
Total minimum lease payments .........  $50,180
                                        =======

     Rent expense charged to operations was as follows:



                           1999      1998      1997
                        --------- --------- ---------
                                 (thousands)
Bank premises .........  $ 9,412   $ 8,636   $ 7,168
Equipment .............    2,679     3,446     3,266
                         -------   -------   -------
Rent expense ..........  $12,091   $12,082   $10,434
                         =======   =======   =======

NOTE 9 -- DEPOSITS

     At December 31, 1999, the scheduled maturities of time deposits are as follows (in thousands):


2000 ........................  $3,060,810
2001 ........................     309,863
2002 ........................     273,434
2003 ........................      35,917
2004 and thereafter .........     145,559
                               ----------
Total .......................  $3,825,583
                               ==========

NOTE 10 -- BORROWED FUNDS

     At December 31, borrowed funds consisted of the following:



                                                                                 1999          1998
                                                                            ------------- -------------
                                                                                    (thousands)
Federal funds purchased and securities sold under agreements to repurchase   $1,149,038    $1,151,349
Master notes ..............................................................     315,829       291,126
Federal Home Loan Bank ("FHLB") Advances ..................................     100,000         6,800
U.S. Treasury demand note .................................................      25,959         5,498
Other .....................................................................      10,412        10,344
                                                                             ----------    ----------
Total borrowed funds ......................................................  $1,601,238    $1,465,117
                                                                             ==========    ==========

     At December 31, 1999, the Bank had $2.2 billion in total federal funds lines available. Federal funds purchased have maturities that range between maturing overnight to nine months. Maturities for outstanding repurchase agreements range from overnight to two months. Securities collateralizing repurchase agreements have been transferred to a third party or are held in segregated accounts. Master notes are issued by Centura under a master agreement with a term not to exceed 270 days and mature on a daily basis. The Bank's U.S. Treasury demand note is payable on demand and interest on borrowings under this arrangement is payable at 0.25 percent below the weekly federal funds rate as quoted by the Federal Reserve.

     At December 31, 1999, $50.0 million of unused borrowings under an unsecured line of credit from a nonaffiliated bank was available to Centura to provide for general liquidity needs. The rate on this line was 6.07 percent at year-end. This line is renewed on an annual basis.

     The following table presents certain information for federal funds purchased and securities sold under agreements to repurchase and master notes:



                                                                      1999            1998           1997
                                                                --------------- --------------- -------------
                                                                           (dollars in thousands)
Federal funds purchased and securities sold under agreements to repurchase:
Amount outstanding at December 31 .............................   $ 1,149,038     $ 1,151,349     $ 619,759
Average outstanding balance ...................................     1,028,347         815,676       618,582
Highest balance at any month-end ..............................     1,418,146       1,212,367       817,412
Interest expense ..............................................        51,781          43,891        34,473
Approximate weighted-average interest rate:
During the year ...............................................          5.04%           5.38%         5.57%
End of year ...................................................          5.09            5.14          5.39
Master notes:
Amount outstanding at December 31 .............................   $   315,829     $   291,126     $ 211,095
Average outstanding balance ...................................       306,107         242,562       176,099
Highest balance at any month-end ..............................       325,809         300,199       220,413
Interest expense ..............................................        12,752          11,195         8,441
Approximate weighted-average interest rate:
During the year ...............................................          4.17%           4.62%         4.79%
End of year ...................................................          4.57            4.03          4.82

NOTE 11 -- LONG-TERM DEBT

     Long-term debt consisted of the following at December 31:



                                                     1999        1998
                                                 ----------- -----------
                                                       (thousands)
Federal Home Loan Bank advances ................  $658,397    $601,053
Capital Securities .............................   119,954     119,952
Bank notes .....................................   125,000          --
Notes payable secured by lease rentals .........        --      35,441
Obligations under capitalized leases ...........       908       1,102
Other ..........................................        95         188
                                                  --------    --------
Total long-term debt ...........................  $904,354    $757,736
                                                  ========    ========

     At December 31, 1999, Centura's maximum borrowing capacity with the FHLB was $893.2 million, of which $758.4 million was advanced at year-end 1999. Of the amount advanced at year-end, $658.4 million and $100.0 million are classified as long-term debt and short-term borrowings, respectively. At December 31, 1999, FHLB advances had maturities of up to 19 years with interest rates ranging between 1.0 percent and 6.6 percent. At December 31, 1998, FHLB advances had maturities of up to 13 years with interest rates ranging between
1.0 percent and 6.7 percent. Centura has a blanket collateral agreement with the FHLB whereby Centura maintains, free of other encumbrances, qualifying mortgages (as defined) with unpaid principal balances at least equal to, when discounted at 75 percent of the unpaid principal balance, 100 percent of the FHLB advances. Also, as a requirement for membership with the FHLB, Centura must invest in FHLB stock in an amount equal to the greater of 1 percent of its mortgage related assets or 5 percent of its outstanding FHLB advances. At December 31, 1999 and 1998, Centura owned 387,241 shares and 309,387 shares, respectively, of $100 par value FHLB stock. This stock is pledged as collateral against any advances extended to Centura by the FHLB.

     The Bank has the ability to issue debt up to a maximum of $1.0 billion under an offering by the Bank to institutional investors of unsecured bank notes that have maturities that can range from 30 days and beyond from the date of issue. Each bank note would be a direct, unconditional, and unsecured general obligation solely of the Bank and would not be an obligation of or guaranteed by Centura. Interest rate and maturity terms would be negotiated between the Bank and the purchaser, within certain parameters set forth in an offering circular. As of December 31, 1999, there were $125.0 million of 6.5 percent 10 year subordinated bank notes outstanding. There were no bank notes outstanding at year-end 1998.

     In June 1997, CCTI, a wholly-owned statutory business trust of Centura, issued $100.0 million of Capital Securities maturing June 2027 ("Capital Securities") bearing an interest rate of 8.845 percent. CCTI also issued $3.1 million of common securities to Centura. CCTI invested the proceeds of $103.1 million, generated from the Capital Securities and common securities issuances, in 8.845 percent Junior Subordinated Deferrable Interest Debentures ("junior debentures") issued by Centura, which upon consolidation are eliminated. The junior debentures, with a maturity of June 2027, are the primary assets of CCTI. With respect to the Capital Securities, Centura has irrevocably and unconditionally guaranteed CCTI's obligations.

     Also in June 1997, TCT, a wholly-owned statutory business trust of Centura, issued $20.0 million of 9.375 percent Capital Securities maturing in June 2027. The proceeds from this issuance were used by TCT to purchase junior debentures issued by Centura, which upon consolidation are eliminated. The junior debentures are the sole assets of TCT. As with the Capital Securities described above, Centura has irrevocably and unconditionally guaranteed the obligations of TCT.

     The Capital Securities discussed above are included in Tier I capital for regulatory capital adequacy requirements.

     Equipment under leases is partially funded through the use of fixed rate debt secured by future lease rentals to be received under certain lease contracts and first liens on the related equipment. Generally, the terms of these obligations are equal to the terms of the underlying contracts. At December 31, 1999, Centura had no outstanding debt secured by future lease rentals. At December 31, 1998, the weighted-average interest rate and maturity for the notes payable secured by lease rentals were 8.33 percent and 2.3 years, respectively.

     At December 31, 1999, maturities of long-term debt are as follows (in thousands):


2000 ...............  $185,613
2001 ...............   214,195
2002 ...............   244,664
2003 ...............    10,093
2004 ...............       107
Thereafter .........   249,682
                      --------
Total ..............  $904,354
                      ========

NOTE 12 -- BENEFIT PLANS

     Centura sponsors a noncontributory, qualified defined benefit pension plan, a postretirement benefit plan, and defined contribution plans (401(k)) for the benefit of its employees. Centura also has an Omnibus Supplemental Executive Retirement Plan ("SERP") which provides various officers with certain benefits in excess of Centura's standard pension plan.

     The following table displays a reconciliation of the changes in the benefit obligation and the changes in the fair value of plan assets as well as a statement of the funded status of the plans as of December 31:

                                                          Pension Plan            Postretirement                  SERP
                                                            Benefits                 Benefits                   Benefits
                                                     ----------------------- ------------------------- ---------------------------
                                                         1999        1998        1999         1998          1999          1998
                                                     ----------- ----------- ------------ ------------ ------------- -------------
                                                                                      (thousands)
Reconciliation of Benefit Obligation
Net benefit obligation, January 1 ..................  $ 43,329    $ 37,953     $  5,507     $  4,994     $  12,801     $  10,651
Service cost .......................................     2,884       2,717          282          214           906           975
Interest cost ......................................     3,061       2,723          420          354           909           829
Participant contributions ..........................        --          --          197          137            --            --
Plan amendments ....................................        --          --           --           --          (491)       (1,007)
Actuarial (gain)/loss ..............................    (3,230)      1,904          420          250          (198)        2,017
Benefits paid ......................................    (4,474)     (1,968)        (535)        (442)         (720)         (664)
                                                      --------    --------     --------     --------     ---------     ---------
Net benefit obligation, December 31 ................  $ 41,570    $ 43,329     $  6,291     $  5,507     $  13,207     $  12,801
                                                      ========    ========     ========     ========     =========     =========
Reconciliation of Fair Value of Plan Assets*
Fair value, January 1 ..............................  $ 34,597    $ 30,006     $     --     $     --     $      --     $      --
Actual return on plan assets .......................     4,061       2,398           --           --            --            --
Employer contributions .............................     2,345       4,161          338          305           720           664
Participant contributions ..........................        --          --          197          137            --            --
Benefits paid ......................................    (4,474)     (1,968)        (535)        (442)         (720)         (664)
                                                      --------    --------     --------     --------     ---------     ---------
Fair value, December 31 ............................  $ 36,529    $ 34,597     $     --     $     --     $      --     $      --
                                                      ========    ========     ========     ========     =========     =========
Funded Status
Funded status, December 31 .........................  $ (5,041)   $ (8,732)    $ (6,291)    $ (5,507)    $ (13,207)    $ (12,801)
Unrecognized net transition (asset)/obligation .....      (104)       (211)       2,885        3,107            --            --
Unrecognized prior service cost ....................     2,406       2,645          159          175           348           935
Unrecognized actuarial loss/(gain) .................     3,809       8,091          298         (122)        2,470         2,648
                                                      --------    --------     --------     --------     ---------     ---------
Net amount recognized ..............................  $  1,070    $  1,793     $ (2,949)    $ (2,347)    $ (10,389)    $  (9,218)
                                                      ========    ========     ========     ========     =========     =========

---------
* The assets of the pension plan are invested primarily in mutual funds and corporate bonds and debentures.


     The following table sets forth amounts recognized in the consolidated financial statements for the years ended December 31:

                                       Pension Plan          Postretirement                  SERP
                                         Benefits               Benefits                   Benefits
                                    ------------------- ------------------------- ---------------------------
                                      1999      1998        1999         1998          1999          1998
                                    -------- ---------- ------------ ------------ ------------- -------------
                                                                   (thousands)
Accrued benefit liability .........  $   --    $ (694)    $ (2,949)    $ (2,347)    $ (10,774)    $ (10,132)
Prepaid benefit cost ..............   1,070        --           --           --            --            --
Intangible asset ..................      --     2,487           --           --           383           832
Accumulated OCI ...................      --        --           --           --             2            82
                                     ------    ------     --------     --------     ---------     ---------
Net amount recognized .............  $1,070    $1,793     $ (2,949)    $ (2,347)    $ (10,389)    $  (9,218)
                                     ======    ======     ========     ========     =========     =========

     The components of net periodic pension cost for the years ended December 31 are as follows:



                                           Pension Plan                  Postretirement                   SERP
                                             Benefits                       Benefits                    Benefits
                                ----------------------------------- ------------------------ ------------------------------
                                    1999        1998        1997     1999   1998     1997       1999       1998      1997
                                ----------- ----------- ----------- ------ ------ ---------- ---------- --------- ---------
                                                                        (thousands)
Service cost ..................  $  2,884    $  2,717    $  2,401    $282   $214     $189      $  906    $  975    $  722
Interest cost .................     3,061       2,723       2,552     420    354     337          909       829       720
Expected return on assets .....    (3,166)     (2,714)     (2,430)     --     --      --           --        --        --
Amortization of:
 Transition asset .............      (107)       (106)       (106)    222    222     222           --        --        --
 Prior service cost ...........       239         238         181      15     16      16           95       236       571
 Actuarial loss/(gain) ........       158         111         142      --     --      (6)         (19)      238       374
                                 --------    --------    --------    ----   ----     ------    ------    ------    ------
Net periodic benefit cost .....  $  3,069    $  2,969    $  2,740    $939   $806     $758      $1,891    $2,278    $2,387
                                 ========    ========    ========    ====   ====     =====     ======    ======    ======

     In accounting for the above plans, the following assumptions were used:



                                                    Pension Plan                    Postretirement
                                                      Benefits                         Benefits
                                          -------------------------------- --------------------------------
                                             1999       1998       1997       1999       1998       1997
                                          ---------- ---------- ---------- ---------- ---------- ----------
Weighted-average discount rate ..........     7.50%      7.00%      7.25%      7.50%      7.00%      7.25%
Expected return on plan assets ..........     8.50       8.50       8.50         --         --         --
Rate of compensation increase ...........     5.50       5.50       5.50         --         --         --
Assumed health care cost trend rate .....       --         --         --       5.50       5.50       5.50



                                                        SERP
                                                      Benefits
                                          --------------------------------
                                             1999       1998       1997
                                          ---------- ---------- ----------
Weighted-average discount rate ..........     7.50%      7.00%      7.25%
Expected return on plan assets ..........       --         --         --
Rate of compensation increase ...........     5.50       5.50       5.50
Assumed health care cost trend rate .....       --         --         --

     The health care cost trend rate assumption may have a significant effect on the amount reported. Increasing or decreasing the assumed health care cost trend rate by one percentage point would have the following impact:



                                                                                   1% Increase   1% Decrease
                                                                                  ------------- ------------
Effect on:
Service and interest cost components of net periodic postretirement benefit cost      $  376       $  341
Accumulated postretirement benefit obligation ...................................      5,376        4,868

     In addition to the expense incurred with the above plans, Centura also incurs expense for other employee benefit plans. The amounts expensed for these plans for the years ended December 31 are as follows:



                                              1999      1998      1997
                                           --------- --------- ---------
                                                    (thousands)
401(k) plans .............................  $ 2,958   $ 3,002   $ 2,786
Sales commissions ........................   14,348    15,059    10,209
EVA-based incentive compensation .........       --     4,756     6,840
                                            -------   -------   -------
Total ....................................  $17,306   $22,817   $19,835
                                            =======   =======   =======

     Centura's sales incentive plan rewards all sales officers for the value of products and services sold after covering the costs of their individual salaries, benefits, and other direct costs of producing new business. The Economic Value Added ("EVA") incentive program provides for a total EVA incentive pool for all non-sales employees based upon meeting EVA targets. Calculation of the target incorporates the ability of current net operating profits after tax to cover the annual cost of capital utilized. The program also incorporates the use of bonus banking of a defined percentage of incentives earned that are then placed at risk dependent upon future performance plus the granting of leveraged stock options to specific members of management. Other miscellaneous bonus and incentive awards are made primarily under individual contracts.

NOTE 13 -- STOCK OPTIONS, STOCK AWARDS, AND SHAREHOLDERS' EQUITY
     At December 31, 1999, 1998, and 1997 Centura had approximately 1.2 million, 1.8 million, and 2.3 million shares, respectively, of its authorized but unissued common stock reserved for its two stock-based compensation plans: the Omnibus Equity Compensation Plan ("Omnibus Plan") and the Directors' Deferred Compensation Plan ("Directors' Plan"). Under the Omnibus Plan, participants are granted options to purchase Centura common stock. These options generally vest over a five to eight-year period and have a maximum term of ten years. Under the Directors' Plan, participants are allowed to receive compensation in the form of stock options rather than in cash. These options have no vesting period and expire five years after the grantee ceases to be a director of Centura.

     Prior to Centura's acquisition of Triangle, Triangle maintained a qualified incentive stock option plan for the benefit of certain of its key officers and employees and a non-qualified stock option plan for directors and certain officers (the "1988 Stock Option Plans"). The 1988 Stock Option Plans expired on January 4, 1998, and as such, no new awards were made after that date. In addition, Triangle had reserved 1.5 million shares for future grants in the form of stock options, restricted stock awards and stock appreciation rights, under the 1998 Omnibus Stock Plan. Incentive options under this plan were granted at fair market value and have ten-year lives. Centura assumed the existing stock option plans of Triangle and converted the Triangle outstanding options to Centura options based on the exchange ratio. No new options will be issued from the assumed plans.

     A summary of stock option transactions under these plans follows:



                                            1999                   1998                   1997
                                   ---------------------- ---------------------- -----------------------
                                                Weighted               Weighted                Weighted
                                                 Average                Average                Average
                                                Exercise               Exercise                Exercise
                                      Shares      Price      Shares      Price      Shares      Price
                                   ----------- ---------- ----------- ---------- ----------- -----------
Outstanding at January 1 .........  2,337,843   $  31.74   2,106,185   $  19.33   2,329,802   $  15.95
Granted ..........................    833,116      60.96     686,539      60.49     326,711      35.02
Exercised ........................    459,366      15.40     398,667      14.07     509,822      13.27
Forfeited ........................    109,403      53.67      56,214      43.09      40,506      16.05
                                    ---------              ---------              ---------
Outstanding at December 31 .......  2,602,190      43.06   2,337,843      31.74   2,106,185      19.33
                                    =========              =========              =========
Exercisable at December 31 .......  1,315,680   $  25.99   1,448,542   $  20.41   1,251,547   $  19.06

     The following table summarizes information related to stock options outstanding and exercisable on December 31, 1999:



                                        Options Outstanding                  Options Exercisable
                           --------------------------------------------- ---------------------------
                                                Weighted       Weighted                    Weighted
                              Number of          Average        Average     Number of      Average
         Range of           Option Shares       Remaining      Exercise   Option Shares    Exercise
Exercise Prices              Outstanding    Contractual Life     Price     Exercisable      Price
-------------------------- --------------- ------------------ ---------- --------------- -----------
Less than $21.50 .........      711,472        4.13 years    $  12.91       693,943     $  12.89
$21.50 to 37.00 ..........      585,624        5.25             31.78       364,745        31.16
$37.00 to $69.89 .........      477,024        7.39             52.46       175,515        46.47
$69.94 to $71.13 .........      314,707        8.13             70.07        59,779        70.00
$71.44 ...................      108,449        8.05             71.44        21,698        71.44
$72.69 ...................      404,914        9.05             72.69            --           --
                                -------                                     -------
                              2,602,190        6.40             43.06     1,315,680        25.99
                              =========                                   =========

     Prior to Centura's acquisition of Triangle, Triangle maintained an Employee Stock Purchase Plan (the "ESPP") that allowed employees to purchase stock of up to 10 percent of their compensation through payroll deduction. In May 1997 this plan was amended to allow the purchase of the stock at a 15 percent discount. The discount taken was on the lower of the market price at the beginning or end of each six month period, with shares being issued out of authorized but unissued shares.

     Under APB 25, Centura expensed approximately $3.1 million in 1999, $2.2 million in 1998, and $1.6 million in 1997 for employee stock awards and stock option grants. If Centura had elected to recognize compensation cost for its stock-based compensation plans in accordance with the fair value based accounting method of SFAS 123, net income and earnings per share would have been as follows:



                                 1999                        1998                        1997
                      --------------------------- --------------------------- --------------------------
                        Pro Forma    As Reported    Pro Forma    As Reported    Pro Forma    As Reported
                      ------------- ------------- ------------- ------------- ------------- ------------
                                              (thousands, except per share data)
Net income ..........   $ 129,184     $ 130,337     $ 121,349     $ 122,172     $ 105,351    $ 106,687
Basic EPS ...........         3.25          3.28          3.08          3.10          2.73         2.76
Diluted EPS .........         3.20          3.23          3.01          3.03          2.66         2.70

     The weighted-average fair values of options granted during 1999, 1998, and 1997 were $17.67, $20.60, and $12.90 per share, respectively. In determining the pro forma disclosures of net income and earnings per share, the fair value of options granted was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:




                                        Directors/Employee   EVA Leveraged
                                             Deferred           Options         Other
                                       -------------------- --------------   ----------
1999
 Risk free interest rates ..........            5.64%             5.68%          5.68%
 Dividend yield ....................            1.99              1.99           1.99
 Volatility ........................           24.24             24.24          24.24
 Expected lives (in years) .........            3.09              5.46           5.46
1998
 Risk free interest rates ..........            5.03%             4.95%          4.95%
 Dividend yield ....................            1.52              1.52           1.52
 Volatility ........................           23.98             23.98          23.98
 Expected lives (in years) .........            3.00              5.30           5.30
1997
 Risk free interest rates ..........            6.14%             6.02%          6.02%
 Dividend yield ....................            1.70              1.70           1.70
 Volatility ........................           24.16             24.16          24.16
 Expected lives (in years) .........            3.30              6.01           2.20

     The effects of applying SFAS 123 in the pro forma disclosures are not indicative of future amounts.

     Centura has a Dividend Reinvestment Stock Purchase Plan which allows shareholders to invest dividends and optional cash payments in additional shares of common stock. Shareholders of record are automatically eligible to participate in the plan.

     Cash dividends paid were $1.13, $1.00, and $0.89 on a per share basis during 1999, 1998, and 1997, respectively.

NOTE 14 -- OTHER OPERATING EXPENSE
     Other operating expense consisted of the following for the years ended December 31:



                                                     1999         1998         1997
                                                 -----------   ----------   ----------
                                                              (thousands)
Marketing, advertising, and public relations ...  $  7,827      $ 10,461     $ 11,425
Stationery, printing, and supplies .............     7,890         9,008        8,060
Postage ........................................     4,503         4,502        4,221
Telephone ......................................    11,950        11,136        9,201
FDIC insurance .................................     1,586         1,920        1,940
Fees for outsourced services ...................    16,963        15,259       10,083
Service and licensing fees .....................     5,300         6,676        5,453
Legal and professional fees ....................    14,225        13,886       17,697
Other administrative ...........................    11,550        11,811       10,434
Intangible amortization ........................    13,614        12,123        8,700
Other ..........................................    27,081        26,381       21,480
                                                  --------      --------     --------
Total other operating expense ..................  $122,489      $123,163     $108,694
                                                  ========      ========     ========

NOTE 15 -- INCOME TAXES

     The components of income tax expense for the years ended December 31 were:




                                        1999         1998         1997
                                     ----------   ----------   ----------
                                                 (thousands)
Current expense:
 Federal .........................    $55,805      $50,472      $38,264
 State ...........................      4,819        3,838        2,146
                                      -------      -------      -------
                                       60,624       54,310       40,410
Deferred expense:
 Federal .........................      4,486        8,016       13,315
 State ...........................      1,024        1,148        1,790
                                      -------      -------      -------
                                        5,510        9,164       15,105
                                      -------      -------      -------
Total income tax expense .........    $66,134      $63,474      $55,515
                                      =======      =======      =======

     Income tax expense is reconciled to the amount computed by applying the federal statutory rate to income before income taxes as follows:



                                                         1999          1998          1997
                                                     -----------   -----------   -----------
Federal statutory rate ...........................       35.00%        35.00%        35.00%
Non-taxable income ...............................       (2.41)        (2.71)        (3.07)
Mergers & acquisitions amortization, net .........        0.62          0.46          0.44
Acquisition adjustments ..........................        0.50          0.33          0.14
State income tax, net of federal benefit .........        2.12          1.73          1.70
Other, net .......................................       (2.17)        (0.62)         0.02
                                                         -----         -----         -----
Effective tax rate ...............................       33.66%        34.19%        34.23%
                                                         =====         =====         =====

     Included in the Other category for 1999 are adjustments reducing the effective tax rate by approximately 1.7 percent resulting from adjustments from expected recoverable amounts.

     The tax effects of temporary differences which give rise to significant portions of the net deferred tax assets and liabilities at December 31 are summarized as follows:



                                                     1999           1998
                                                  ----------   -------------
                                                         (thousands)
Deferred tax assets:
Loan loss reserve ...............................  $35,665       $  33,218
Other reserves ..................................    3,991           2,624
Deferred compensation ...........................   14,250          14,399
Unrealized investment securities losses .........   24,370              --
Other assets ....................................   11,305           7,380
                                                   -------       ---------
Gross deferred tax assets .......................   89,581          57,621
Deferred tax liabilities:
Premises and equipment ..........................    2,527           2,192
Employee retirement plans .......................    2,106           1,939
Investment securities ...........................    2,952           1,146
Leasing activities ..............................   55,227          43,890
Other liabilities ...............................   24,541          27,347
Unrealized investment securities gains ..........       --           5,391
                                                   -------       ---------
Gross deferred tax liabilities ..................   87,353          81,905
                                                   -------       ---------
Net deferred tax asset (liability) ..............  $ 2,228       $ (24,284)
                                                   =======       =========

     No valuation allowance for deferred tax assets was required at December 31, 1999 or 1998. Management has determined that it is more likely than not that the deferred tax assets can be supported by carrybacks to federal taxable income in the federal carryback period or offset against deferred tax liabilities. During 1999, the net deferred tax liability decreased approximately $29.8 million due to fair value adjustments required under SFAS 115 for investment securities available for sale and decreased due to other adjustments totaling approximately $2.3 million.


NOTE 16 -- COMMITMENTS, OFF-BALANCE SHEET RISK AND CONTINGENCIES


     Commitments and Off-Balance Sheet Risk

     In the normal course of business, Centura may participate in various financial instruments with off-balance sheet risk in order to satisfy the financing needs of its borrowers and to manage its exposure to interest rate risk. These financial instruments include commitments to extend credit, letters of credit, and off-balance sheet derivative financial instruments.

     At December 31, 1999 and 1998, Centura had commitments to extend credit of $2.7 billion and $2.6 billion, respectively, and standby letters of credit of $192.4 million and $145.8 million, respectively. With the exception of commitments to originate residential mortgage loans which are discussed below, these financial instruments are exercisable at the market rate prevailing at the date the underlying transaction will be completed, and thus are deemed to have no current fair value.

     Commitments to extend credit are agreements to lend to customers at predetermined interest rates as long as there is no violation of any condition established in the contracts. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. These commitments are subject to Centura's standard credit approval and monitoring process. Centura's exposure to credit risk is represented by the contractual amount of the commitment to extend credit. In the opinion of management, there are no material commitments to extend credit that represent unusual risks.

     Standby letters of credit are conditional commitments issued by Centura to guarantee the performance of a customer to a third party. The risks and credit approval process involved in issuing standby letters of credit are essentially the same as that involved in commitments to extend credit.

     Centura evaluates the collateral required for each extension of credit on a case-by-case basis following the same guidelines set forth in normal lending policy. The majority of commitments to extend credit and letters of credit are secured, primarily with liquid financial instruments such as certificates of deposit or income producing assets. If these commitments are drawn, Centura will obtain collateral if it is deemed necessary based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, and commercial or residential real estate. Management expects that these commitments can be funded through normal operations.

     Centura enters into forward commitments to sell securitized mortgages to reduce the Bank's exposure to market risk resulting from changes in interest rates which could alter the underlying fair value of mortgage loans held for sale ("MLHFS") and unfunded residential mortgage loans for which the Bank has committed to extend credit and ultimately sell to the secondary market. The Bank had forward commitments totaling $32.6 million and $160.5 million outstanding at December 31, 1999 and 1998, respectively. These forward commitments are set at fixed prices and are scheduled to settle at specified dates which generally do not exceed 90 days. MLHFS are carried at the lower of cost or fair value. The fair value of MLHFS which are committed to be sold is determined based on the fixed price of the forward commitment. The fair value for uncommitted MLHFS is determined using quoted market prices based on characteristics and interest rate levels appropriate at the time of valuation. The amount by which cost exceeds fair value on the MLHFS is recorded as a valuation allowance. MLHFS at December 31, 1999 and 1998, which are included in total loans on the consolidated balance sheet, were $86.5 million and $161.0 million reduced by valuation allowances of $174,000 and $201,000, respectively. Pipeline loans, representing unfunded residential mortgage loans for which the Bank has committed to extend credit that will either be sold or retained in the portfolio, totaled $57.7 million and $121.2 million at December 31, 1999 and 1998, respectively.

     In connection with its asset/liability management program, Centura has entered into interest rate swap, cap, and floor arrangements with other counterparties. Centura does not trade the instruments, and Centura's policy governing the use of these instruments, as approved by Centura's Board of Directors, does not contemplate speculation of any kind. It is not management's intent to enter into any speculative transactions.

     Interest rate swap agreements are used to reduce funding costs, allow Centura to utilize diversified funding sources, and manage interest rate risk with the objective of stabilizing Centura's net interest income over time. These swaps are used to convert the fixed interest rates (or variable rates) on designated investment securities, loans, and long-term debt to variable interest rates (or fixed rates). Centura also enters into swaps in which both interest rates are floating in order to reduce its basis risk with respect to a given index.

     Centura's interest rate swap agreements are summarized below:



                                                        1999                      1998
                                             --------------------------- -----------------------
                                                             Estimated                Estimated
                                                Notional     Fair Value   Notional   Fair Value
                                                 Amount     Gain/(Loss)    Amount    Gain/(Loss)
                                             ------------- ------------- ---------- ------------
Corporation pays fixed/receives variable ...  $  482,219     $ 10,209     $399,812    $ (7,173)
Corporation pays variable/receives fixed ...     556,000      (12,788)     276,000       7,648
Corporation pays variable/receives variable       50,000             (8)   150,000        (203)
                                              ----------     -----------  --------    --------
Total interest rate swaps ..................  $1,088,219     $ (2,587)    $825,812    $    272
                                              ==========     ==========   ========    ========

     At December 31, 1999 and 1998, Centura had interest rate floor agreements and interest rate cap agreements. Floors and caps are used to protect certain designated products from an adverse income or market valuation impact in the event of a decreasing or increasing rate environment.

     Interest rate cap and floor agreements are summarized as follows:



                                                       Estimated
                                Notional   Carrying   Fair Value
                                 Amount      Value    Gain/(Loss)
                               ---------- ---------- ------------
                                          (thousands)
December 31, 1999
Interest rate caps ...........  $147,000     $374      $ (3,136)
Interest rate floors .........   370,000      649           520
December 31, 1998
Interest rate caps ...........  $147,000     $472      $   (892)
Interest rate floors .........   320,000      650         4,318

     Centura, on a limited basis, also utilizes financial futures contracts and exchange traded options on financial futures contracts to reduce interest rate risk in the AFS portfolio. At December 31, 1999, Centura had no open financial futures contracts or exchange traded options on financial futures contracts.

     The risks generally associated with these derivative financial instruments are the risk that the counterparty in the agreement may default ("credit risk"), the risk that at the time of any such default, interest rates may have moved unfavorably from the perspective of the nondefaulting party ("market risk"), and the risk that amounts due to Centura previously reflected in the consolidated balance sheets may not be received as a result of the default. Centura's derivative financial instruments have been entered into with nationally recognized commercial and investment banking firms. As such, Centura does not currently anticipate nonperformance by the counterparties. Additionally, to mitigate credit risks, Centura's derivative contracts are generally governed by master netting agreements and, where appropriate, Centura may obtain collateral in the form of rights to securities. The master netting agreements provide for net settlement of covered contracts with the same counterparty in the event of default by the other party.


     Contingencies

     Centura Bank is a co-defendant in two actions (the "Staton Cases") in the Superior Court of Forsyth County, North Carolina which were filed in 1996 and have been consolidated for discovery. The plaintiffs are Philip A.R. Staton, Ingeborg Staton, Mercedes Staton, and trusts created by Ingeborg Staton and Mercedes Staton. They allege that Centura Bank breached its duties and committed other violations of law as depository of substantial sums of money allegedly converted by the personal and financial advisors of the owners of such money and in connection with the creation of charitable trusts established with a portion of the funds. No claim for a specific amount of monetary damages was made in the cases until 1999. Plaintiffs seek compensatory and treble damages in amounts that are material to Centura and its subsidiaries taken as a whole. Centura and Centura Bank believe that Centura Bank has meritorious defenses to all claims asserted in these cases and Centura Bank is defending the cases vigorously. In a separate and related case, also instituted in 1996 in the Superior Court of Forsyth County, North Carolina by Piedmont Institute of Pain Management and three physicians associated with it (the "PIPM Case"), which has been consolidated for discovery with the Staton Cases, Centura Bank is alleged to have provided the plaintiffs with false information regarding the establishment and funding of a medical clinic by failing to exercise reasonable care or competence in obtaining such information, and to have committed other violations of law. Plaintiffs seek specific performance or recovery of money damages in an amount that is material to Centura and its subsidiaries taken as a whole. Centura and Centura Bank believe Centura Bank has meritorious defenses to all claims asserted in this case and Centura Bank is defending the case vigorously. In 1999, Ingeborg Staton, Mercedes Staton and trusts created by Ingeborg Staton and Mercedes Staton filed a motion to amend their complaint in the Staton Cases to add allegations of fraudulent concealment, violation of the Bank Bribery Act and negligent supervision of employees. Centura Bank filed a response opposing the proposed amendments. The movants thereupon filed a new action (the "1999 Case") in Forsyth County, North Carolina Superior Court asserting those claims against Centura Bank, certain of its named current and former officers and persons described as "one or more John Does and one or more Jane Does" who are identified in the complaint as current or former directors of the Bank. By consent of the parties, the 1999 Case has been consolidated with the Staton Cases and the PIPM Case. Centura and Centura Bank believe that Centura Bank has meritorious defenses to all claims asserted in this case and Centura Bank intends to defend it vigorously. Management does not believe that Centura or Centura Bank has liability with respect to these cases and accordingly, is unable to estimate a range of loss.

     Various legal proceedings against Centura and the Bank have arisen from time to time in the normal course of business. Management believes liabilities arising from these proceedings, if any, will have no material adverse effect on the financial position or results of operations of Centura or the Bank.


NOTE 17 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates are made by management at a specific point in time, based on relevant information about the financial instrument and the market. These estimates do not reflect any premium or discount that could result from offering for sale at one time Centura's entire holdings of a particular financial instrument nor are potential taxes and other expenses that would be incurred in an actual sale considered. Because no market exists for a significant portion of Centura's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions and/or the methodology used could significantly affect the estimates disclosed. Similarly, the fair values disclosed could vary significantly from amounts realized in actual transactions.

     Fair value estimates are based on existing on-balance sheet and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, Centura has a substantial asset management department that contributes net fee income annually. The asset management department is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include premises and equipment and intangibles. In addition, tax ramifications related to the realization of the unrealized gains and losses on securities could have a significant effect on fair value estimates and have not been considered in any of the estimates.

     The following table presents the carrying values and estimated fair values of Centura's financial instruments at December 31:



                                                               1999                       1998
                                                     ------------------------- --------------------------
                                                       Carrying     Estimated    Carrying     Estimated
                                                         Value     Fair Value      Value      Fair Value
                                                     ------------ ------------ ------------ -------------
                                                                         (thousands)
FINANCIAL ASSETS:
Cash and due from banks, including interest-bearing   $  395,695   $  395,695   $  388,728   $  388,728
Federal funds sold .................................      28,686       28,686       17,646       17,646
Investment securities ..............................   2,842,088    2,842,035    2,724,330    2,728,647
Accrued interest receivable ........................      71,822       71,822       69,117       69,117
Loans, net .........................................   7,433,490    7,514,840    7,124,913    7,357,511
FINANCIAL LIABILITIES:
Deposits ...........................................  $7,897,052    7,900,761   $7,701,790   $7,623,380
Accrued interest payable ...........................      40,131       40,131       31,122       31,122
Borrowed funds .....................................   1,601,238    1,601,238    1,465,117    1,465,515
Long-term debt .....................................     904,354      900,884      757,736      774,967

     See Note 16 for information regarding the fair value of Centura's off-balance sheet financial instruments at December 31, 1999 and 1998 and Note 7 for information regarding the fair value of Centura's capitalized mortgage servicing rights.


NOTE 18 -- SEGMENT INFORMATION

     The Bank has two reportable segments: retail banking and treasury. These reportable segments represent business units that are managed separately. Each segment requires specific industry knowledge and the products and services offered differ to meet the various financial needs of Centura's customers.

     The retail banking segment includes commercial loans, retail loans, retail lines of credit, credit cards, transaction deposits, time deposits, master notes and repurchase agreements, and mortgage servicing and origination. The retail bank offers a wide array of products to individuals, small businesses, and commercial customers. These products are primarily offered through Centura's 228 financial stores and are also offered through the Centura Highway, a centralized telephone operation that handles a broad range of financial services.

     Treasury is responsible for Centura's asset/liability management including managing Centura's investment portfolio.

     "Other" includes the asset management division, leasing activities, Centura Securities, Inc., Centura Insurance Services, Inc., and FGHE, none of which individually exceed 10 percent of revenues, net income or total assets. Centura's asset management division provides trust and fiduciary services as well as retirement plan design and administration. Leasing activities include Centura's technology leasing subsidiary CLG, Inc. ("CLG") as well as the Centura Bank Leasing Division, both of which offer a broad range of lease products including automobile, equipment, and recreational vehicle leases. CLG was sold on September 30, 1999. Centura Securities, Inc. offers a competitive line of brokerage services. Centura Insurance Services, Inc. offers various insurance products to commercial and consumer customers. FGHE is a mortgage and finance company specializing in alternative equity lending for homeowners whose borrowing needs are generally not met by traditional financial institutions. Centura has a 49 percent ownership interest in FGHE.

     To assess the performance of its segments, management utilizes an internal business unit profitability report whose data is derived from an internal profitability measurement system. This report is compiled using information that reflects the underlying economics for the business segments, therefore, information reported may not be consistent with financial statements prepared in accordance with generally accepted accounting principles ("GAAP"). The accounting policies for the business unit profitability reports differ from those described in the Summary of Significant Accounting Policies (see Note 1) in that certain items are accounted for on a cash basis rather than an accrual basis and certain management allocations have been made for overhead expenses, transfer pricing and capital. Additionally, consideration is not given to amortization of intangible assets. These adjustments have been eliminated to arrive at the consolidated totals prepared in accordance with GAAP.

     Financial information by segment as of December 31 follows.



                                                          1999
                                        -----------------------------------------
                                            Retail       Treasury        Other
                                        ------------- -------------- ------------
                                                     (in thousands)
Interest income .......................  $  545,815     $  204,414    $  40,497
Interest expense ......................     277,450        101,837        3,470
Funds transfer pricing allocation .....      71,997        (64,138)     (22,664)
                                         ----------     ----------    ---------
Net interest income ...................     340,362         38,439       14,363
Provision for loan losses .............      35,492             --        3,668
                                         ----------     ----------    ---------
Net interest income after provision
 for loan losses ......................     304,870         38,439       10,695
Noninterest income ....................     120,609          1,671       49,325
Noninterest expense ...................     265,970         20,479       34,975
                                         ----------     ----------    ---------
Income before income taxes ............     159,509         19,631       25,045
Income tax expense ....................      44,256          3,576        4,712
                                         ----------     ----------    ---------
Net income ............................  $  115,253     $   16,055    $  20,333
                                         ==========     ==========    =========
Period-end assets .....................  $6,677,039     $3,349,402    $ 397,548



                                                              1999
                                        ------------------------------------------------
                                             Total          Adjustments     Consolidated
                                        --------------- ------------------ -------------
                                                         (in thousands)
Interest income .......................   $   790,726       $  18,430(A)    $   809,156
Interest expense ......................       382,757           7,674 (A)       390,431
Funds transfer pricing allocation .....       (14,805)         14,805 (B)            --
                                          -----------       ---------       -----------
Net interest income ...................       393,164          25,561           418,725
Provision for loan losses .............        39,160           1,668 (C)        40,828
                                          -----------       ---------       -----------
Net interest income after provision
 for loan losses ......................       354,004          23,893           377,897
Noninterest income ....................       171,605            (708)(A)       170,897
Noninterest expense ...................       321,424          30,899 (A)       352,323
                                          -----------       ---------       -----------
Income before income taxes ............       204,185          (7,714)          196,471
Income tax expense ....................        52,544          13,590 (C)        66,134
                                          -----------       ---------       -----------
Net income ............................   $   151,641       $ (21,304)      $   130,337
                                          ===========       =========       ===========
Period-end assets .....................   $10,423,989       $ 962,693(D)    $11,386,682

                                                              1998
                                            -----------------------------------------
                                                Retail       Treasury        Other
                                            ------------- -------------- ------------
                                                         (in thousands)
Interest income ...........................  $  528,592     $  193,064    $  43,173
Interest expense ..........................     285,423         88,507        5,840
Funds transfer pricing allocation .........      69,178        (77,967)     (25,466)
                                             ----------     ----------    ---------
Net interest income .......................     312,347         26,590       11,867
Provision for loan losses .................      16,191             83        3,398
                                             ----------     ----------    ---------
Net interest income after provision for
 loan losses ..............................     296,156         26,507        8,469
Noninterest income ........................     124,006          4,784       46,323
Noninterest expense .......................     271,825         21,421       36,732
                                             ----------     ----------    ---------
Income before income taxes.................     148,337          9,870       18,060
Income tax expense/(benefit) ..............      51,605         (3,134)       6,038
                                             ----------     ----------    ---------
Net income ................................  $   96,732     $   13,004    $  12,022
                                             ==========     ==========    =========
Period-end assets .........................  $5,849,456     $3,470,526    $ 652,708



                                                                 1998
                                            ----------------------------------------------
                                                Total         Adjustments     Consolidated
                                            ------------- ------------------ -------------
                                                            (in thousands)
Interest income ...........................  $  764,829      $   10,217(A)    $   775,046
Interest expense ..........................     379,770           2,555 (A)       382,325
Funds transfer pricing allocation .........     (34,255)         34,255 (B)            --
                                             ----------      ----------       -----------
Net interest income .......................     350,804          41,917           392,721
Provision for loan losses .................      19,672           1,087 (C)        20,759
                                             ----------      ----------       -----------
Net interest income after provision for
 loan losses ..............................     331,132          40,830           371,962
Noninterest income ........................     175,113         (17,517)(A)       157,596
Noninterest expense .......................     329,978          13,934 (A)       343,912
                                             ----------      ----------       -----------
Income before income taxes.................     176,267           9,379           185,646
Income tax expense/(benefit) ..............      54,509           8,965 (C)        63,474
                                             ----------      ----------       -----------
Net income ................................  $  121,758      $      414       $   122,172
                                             ==========      ==========       ===========
Period-end assets .........................  $9,972,690      $  945,954(D)    $10,918,644


                                                              1997
                                            -----------------------------------------
                                                Retail       Treasury        Other
                                            ------------- -------------- ------------
                                                         (in thousands)
Interest income ...........................  $  470,200     $  178,184    $  50,137
Interest expense ..........................     267,899         73,728        7,267
Funds transfer pricing allocation .........      97,935        (77,327)     (26,845)
                                             ----------     ----------    ---------
Net interest income .......................     300,236         27,129       16,025
Provision for loan losses .................      14,063             91        2,149
                                             ----------     ----------    ---------
Net interest income after provision for
 loan losses ..............................     286,173         27,038       13,876
Noninterest income ........................      94,502          3,527       41,124
Noninterest expense .......................     248,403         21,506       38,515
                                             ----------     ----------    ---------
Income before income taxes.................     132,272          9,059       16,485
Income tax expense ........................      35,738          5,998        4,526
                                             ----------     ----------    ---------
Net income ................................  $   96,534     $    3,061    $  11,959
                                             ==========     ==========    =========
Period-end assets .........................  $5,483,142     $2,896,449    $ 597,163



                                                                 1997
                                            ----------------------------------------------
                                                 Total        Adjustments     Consolidated
                                            -------------- ----------------- -------------
                                                            (in thousands)
Interest income ...........................   $  698,521      $    3,270(A)   $  701,791
Interest expense ..........................      348,894          (2,360)(A)     346,534
Funds transfer pricing allocation .........       (6,237)          6,237 (B)          --
                                              ----------      ----------      ----------
Net interest income .......................      343,390          11,867         355,257
Provision for loan losses .................       16,303           2,461 (C)      18,764
                                              ----------      ----------      ----------
Net interest income after provision for
 loan losses ..............................      327,087           9,406         336,493
Noninterest income ........................      139,153         (10,998)(A)     128,155
Noninterest expense .......................      308,424          (5,978)(A)     302,446
                                              ----------      ----------      ----------
Income before income taxes.................      157,816           4,386         162,202
Income tax expense ........................       46,262           9,253 (C)      55,515
                                              ----------      ----------      ----------
Net income ................................   $  111,554      $   (4,867)     $  106,687
                                              ==========      ==========      ==========
Period-end assets .........................   $8,976,754      $  780,501(D)   $9,757,255

---------
(A) Reconciling item reflects adjustments that are necessary to reconcile to consolidated totals.

(B) Reconciling item relates to the elimination of funds transfer pricing credits and charges.

(C) Reconciling item adjusts balances from cash basis to accrual method of accounting.

(D) Reconciling item relates to assets not allocated to segments including premises and equipment, cash and due from banks, and other assets.

NOTE 19 -- PARENT COMPANY FINANCIAL DATA
     Centura's principal asset is its investment in the Bank and its primary sources of income are dividends and management fees from the Bank. Condensed financial statements for the parent company are as follows:


BALANCE SHEETS

                                                                                              December 31,
                                                                                       ---------------------------
                                                                                            1999          1998
                                                                                       ------------- -------------
                                                                                               (thousands)
Assets
Cash and deposits in banks ...........................................................  $  252,930    $  196,061
Investment securities available for sale (cost of $31,233 and $44,716, respectively)..      40,131        44,964
Loans to affiliate ...................................................................      51,847        76,308
Investment in wholly-owned subsidiary, bank ..........................................     927,800       904,232
Investment in wholly-owned subsidiary, other .........................................       7,644         6,917
Other assets .........................................................................      38,639        44,359
                                                                                        ----------    ----------
Total assets .........................................................................  $1,318,991    $1,272,841
                                                                                        ==========    ==========
Liabilities and Shareholders' Equity
Junior subordinated debentures with affiliate ........................................  $  123,665    $  123,663
Other liabilities ....................................................................     335,591       309,946
Shareholders' equity .................................................................     859,735       839,232
                                                                                        ----------    ----------
Total liabilities and shareholders' equity ...........................................  $1,318,991    $1,272,841
                                                                                        ==========    ==========

INCOME STATEMENTS

                                                                                         Years Ended December 31,
                                                                                   ------------------------------------
                                                                                       1999         1998        1997
                                                                                   ------------ ------------ ----------
                                                                                               (thousands)
Income
Dividends from subsidiaries ......................................................   $ 91,541     $ 39,984    $ 55,350
Other ............................................................................     29,688       36,897      34,430
                                                                                     --------     --------    --------
Total income .....................................................................    121,229       76,881      89,780
Expense
Interest .........................................................................     23,699       22,307      17,236
Other ............................................................................     12,452       13,695      13,971
                                                                                     --------     --------    --------
Total expenses ...................................................................     36,151       36,002      31,207
                                                                                     --------     --------    --------
Income before income taxes and equity in undistributed net income of subsidiaries      85,078       40,879      58,573
Income tax (benefit) expense .....................................................     (2,753)        (537)        589
                                                                                     --------     --------    --------
Income before equity in undistributed net income of subsidiaries .................     87,831       41,416      57,984
Equity in undistributed net income of wholly-owned subsidiaries ..................     42,506       80,756      48,703
                                                                                     --------     --------    --------
Net income .......................................................................   $130,337     $122,172    $106,687
                                                                                     ========     ========    ========

STATEMENTS OF CASH FLOWS



                                                                                             Years Ended December 31,
                                                                                      ---------------------------------------
                                                                                          1999         1998          1997
                                                                                      ------------ ------------ -------------
                                                                                                    (thousands)
Cash flows from operating activities
Net income ..........................................................................  $ 130,337    $ 122,172    $  106,687
Adjustments to reconcile net income to net cash provided by operating activities:
 Depreciation and amortization ......................................................      1,630        1,634         1,743
 Losses (gains) on sales of investment securities ...................................      1,725          (78)         (232)
 Increase in equity in undistributed net income of subsidiary .......................    (42,506)     (80,756)      (48,703)
 Net change in other assets and other liabilities ...................................       (371)      (3,671)       (6,018)
                                                                                       ---------    ---------    ----------
Net cash provided by operating activities ...........................................     90,815       39,301        53,477
                                                                                       ---------    ---------    ----------
Cash flows from investing activities
 Net increase in investment in non-bank subsidiary ..................................         --         (242)      (15,540)
 Net decrease (increase) in loan with affiliate .....................................     24,461      (55,935)      (14,651)
 Purchases of securities available for sale .........................................         --      (13,750)     (107,381)
 Sales, maturities and issuer calls of securities available for sale ................     15,775        8,261         1,083
 Net cash paid in mergers, acquisitions and divestitures ............................    (25,716)          --            --
 Investment in FGHE .................................................................       (490)          --            --
 Purchase of common securities ......................................................         --           --          (617)
                                                                                       ---------    ---------    ----------
Net cash provided (used) by investing activities ....................................     14,030      (61,666)     (137,106)
                                                                                       ---------    ---------    ----------
Cash flows from financing activities
 Net increase in borrowings .........................................................     24,625       49,886       172,964
 Issuance of common stock, net ......................................................      8,340        6,018         6,735
 Repurchase of common stock .........................................................    (36,385)      (5,258)      (13,021)
 Cash dividends paid ................................................................    (44,556)     (39,644)      (34,598)
                                                                                       ---------    ---------    ----------
Net cash (used) provided by financing activities ....................................    (47,976)      11,002       132,080
                                                                                       ---------    ---------    ----------
Increase (decrease) in cash .........................................................     56,869      (11,363)       48,451
Cash, beginning of year .............................................................    196,061      207,424       158,973
                                                                                       ---------    ---------    ----------
Cash, end of year ...................................................................  $ 252,930    $ 196,061    $  207,424
                                                                                       =========    =========    ==========
Supplemental Disclosures of Cash Flow Information
 Stock issued for acquisitions and other stock issuances, net .......................  $  14,647    $  14,281    $    3,982
 Unrealized securities (losses) gains, net of parent and subsidiary .................    (81,062)      (2,920)       13,940
 Available for sale securities contributed to subsidiary as capital .................         --       52,494        14,763
 Dividends declared, but not yet paid ...............................................         --           --         6,981

NOTE 20 -- REGULATORY MATTERS

     Centura and the Bank are subject to certain requirements imposed by state and federal banking statutes and regulations. These regulations require the maintenance of a noninterest-bearing reserve balance at the Federal Reserve Bank of Richmond ("FRB"), restrict dividend payments, and establish guidelines for minimum capital levels. At December 31, 1999, Centura was required to maintain a minimum balance with the FRB in the amount of $115.1 million. Subject to the regulatory restrictions, the Bank had $163.3 million available from its retained earnings at December 31, 1999 for the payment of dividends from the Bank to Centura without obtaining prior regulatory approval. The Bank is prohibited by law from paying dividends from its capital stock account. The Bank's capital account totaled $78.2 million at December 31, 1999.

     Under capital adequacy guidelines and the regulatory framework for prompt corrective action, there are minimum ratios of capital to risk-weighted assets to which Centura and the Bank are subject. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Failure to meet minimum capital requirements can initiate certain mandatory and possibly discretionary actions by regulators that, if undertaken, could have a material effect on Centura's consolidated financial statements.

     Regulatory capital amounts and ratios are set forth in the table below. Tier I capital consists of common stock, retained earnings, and minority interests in the equity accounts of consolidated subsidiaries less goodwill and certain other intangible assets. For Centura, Tier I capital also consists of Capital Securities as described in Note 11. The remainder of total capital is Tier II capital and includes subordinated debt or other allowed equity equivalents and a limited amount of allowance for loan losses. Balance sheet assets and the credit equivalent amount of off-balance sheet items per regulatory guidelines are assigned to broad risk categories and a category risk weight is then applied.

     Based on the most recent notification from its regulators, the Bank is well capitalized under the regulatory framework for prompt corrective action. Management believes that as of December 31, 1999, Centura and the Bank met all capital adequacy requirements to which they are subject and was not aware of any conditions or events that would affect its well capitalized status. To be categorized as well capitalized, the Bank must meet minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below which presents the capital ratios for Centura and Triangle and their bank subsidiaries on a historical basis:


                                                                                                                 To Be Well
                                                Capital Amount              Ratio                             Capitalized Under
                                            ----------------------  ----------------------    For Capital     Prompt Corrective
                                                1999        1998       1999        1998     Adequacy Purpose  Action Provisions
                                            ----------- ----------- ----------  ---------- ----------------- ------------------
                                                  (thousands)
Total Capital (to Risk-Weighted Assets)
Centura ...................................  $874,136    $696,160       12.8%       10.8% (> or =) 8.00%       Not Applicable
Centura Bank ..............................   907,372     687,438       13.5        10.8  (> or =) 8.00        (> or =)10.00%
Triangle ..................................  $201,046    $182,343       11.7%       11.4% (> or =) 8.00%       Not Applicable
Triangle Bank .............................   155,030     148,461       10.3        10.6  (> or =) 8.00        (> or =)10.00%
Bank of Mecklenburg .......................    21,291      23,363       11.2        13.1  (> or =) 8.00        (> or =)10.00%
Tier I Capital (to Risk-Weighted Assets)
Centura ...................................  $703,696    $656,654       10.3%       10.2% (> or =) 4.00%       Not Applicable
Centura Bank ..............................   708,854     614,658       10.5         9.7  (> or =) 4.00        (> or =)6.00%
Triangle ..................................  $179,465    $162,759       10.4%       10.2% (> or =) 4.00%       Not Applicable
Triangle Bank .............................   136,140     131,258        9.0         9.4  (> or =) 4.00        (> or =)6.00%
Bank of Mecklenburg .......................    19,096      21,416       10.0        12.1  (> or =) 4.00        (> or =)6.00%
Tier I Leverage (to Average Assets)
Centura ...................................  $703,696    $656,654        7.9%        7.8% (> or =) 4.00%       Not Applicable
Centura Bank ..............................   708,854     614,658        8.1         7.4  (> or =) 4.00        (> or =)5.00%
Triangle ..................................  $179,465    $162,759        7.8%        7.9% (> or =) 4.00%       Not Applicable
Triangle Bank .............................   136,140     131,258        6.7         7.3  (> or =) 4.00        (> or =)5.00%
Bank of Mecklenburg .......................    19,096      21,416        7.1         9.5  (> or =) 4.00        (> or =)5.00%